UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A

_____________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

OPTIMIZERX CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Shareholders

Date and Time

Tuesday, June 9, 2026, at 10:00 AM (EDT)

Meeting Access

Live Audio Webcast:
www.virtualshareholdermeeting.com/OPRX2026

Record Date

April 10, 2026

Items of Business

•        Proposal No. 1: Election as director, each of the seven persons named in the accompanying proxy statement as our Board of Directors’ nominees to serve on the OptimizeRx Board of Directors until the 2027 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

YOUR VOTE IS IMPORTANT

visiting **www.proxyvote.com**

mailing your signed proxy card or voting instruction form

calling 1-800-690-6903

•        Proposal No. 2: Advisory (non-binding) approval of the compensation of OptimizeRx’s named executive officers.

•        Proposal No. 3: Approval of an amendment to the OptimizeRx Corporation 2021 Equity Incentive Plan (the “2021 Equity Plan”) to increase the aggregate number of shares of the Company’s common stock (“Common Stock”) available for awards by 1,000,000 shares to 5,450,000 shares.

•        Proposal No. 4: Approval of an amendment to the 2021 Equity Plan to adopt an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan.

•        Proposal No. 5: Ratification of Grant Thornton LLP as OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

•        Consideration of any other business properly brought before the Annual Meeting or any postponements or adjournments thereof.

This year’s Annual Meeting of Shareholders will be an entirely virtual meeting conducted via live webcast. The Annual Meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. Additional information regarding attending the Annual Meeting online, voting your shares, and submitting questions in advance of the Annual Meeting can be found in the accompanying proxy statement.

Eligibility to Vote

Only shareholders of record, as of the close of business on April 10, 2026, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

This Notice of Annual Meeting of Shareholders, the accompanying proxy statement, form of proxy and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is not a part of the proxy solicitation materials, are being distributed and made available to our shareholders starting on or about April 30, 2026.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors
/s/ Lynn O’Connor Vos
Lynn O’Connor Vos
Waltham, MA	Chairperson
April 30, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 9, 2026

This Notice of Annual Meeting of Shareholders, the accompanying proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

Page
PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	3
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	12
DIRECTOR NOMINATION PROCESS	20
DIRECTOR COMPENSATION	22
EXECUTIVE COMPENSATION	24
PAY VERSUS PERFORMANCE	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	38
INFORMATION REGARDING SECURITY HOLDERS	39
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS BY 1,000,000 SHARES	41
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO THE THE 2021 EQUITY PLAN TO ADOPT AN EVERGREEN PROVISION	51
PROPOSAL NO. 5 RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEE INFORMATION	56
PRE-APPROVAL POLICIES AND PROCEDURES	57
REPORT OF THE AUDIT COMMITTEE	58
SHAREHOLDER PROPOSALS	59
OTHER MATTERS	60
HOUSEHOLDING	60
FORWARD-LOOKING STATEMENTS	61
APPENDIX A	A-1
APPENDIX B	B-1
APPENDIX C	C-1

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “OptimizeRx,” “we,” “us,” and “our” refer to OptimizeRx Corporation, a Nevada corporation. References in this proxy statement to the “Annual Meeting” also refer to any adjournments, postponement, or changes in location of the Annual Meeting, to the extent applicable. This proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are being distributed and made available to our shareholders starting on or about April 30, 2025. Our principal executive offices are located at 260 Charles Street, Suite 302, Waltham, MA 02453.

Annual Meeting Information

Date and Time:	June 9, 2026 at 10:00 a.m., Eastern Daylight Time
Meeting Access:	Live Audio Webcast: www.virtualshareholdermeeting.com/OPRX2026
Record Date:	April 10, 2026
Voting:	Shareholders have one vote per share on all matters presented at the Annual Meeting

This year’s Annual Meeting of Shareholders will be an entirely virtual meeting. You will be able to attend the Annual Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/OPRX2026. The Annual Meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. You may submit questions in advance of the meeting via the internet at www.proxyvote.com. You can submit a question up to 11:59 p.m. EDT on June 8, 2026. Please see “Questions and Answers About the Annual Meeting” for more information regarding the Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, please vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election as director, each of the seven persons named in this proxy statement as our Board of Directors’ nominees, to serve on our Board until our 2027 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal	FOR each Director Nominee	7
Advisory (non-binding) approval of the compensation of OptimizeRx’s named executive officers	FOR	38
Approval of an amendment to the OptimizeRx Corporation 2021 Equity Incentive Plan (the “2021 Equity Plan”) to increase the aggregate number of shares of the Company’s common stock (“Common Stock”) available for awards by 1,000,000 shares to 5,450,000 shares	FOR	41

Agenda Item	Board Vote Recommendation	Page Reference
Approval of an amendment to the 2021 Equity Plan to adopt an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan	FOR	51
Ratification of Grant Thornton LLP as OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	54

In addition to these matters, shareholders may be asked to vote on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

This proxy statement, form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (which is not a part of the proxy solicitation materials) are being distributed and made available to our shareholders starting on or about April 30, 2026. We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2025 Annual Meeting of Shareholders and at any adjournment or postponement of such meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held in virtual format only through a live video webcast.

Date:	Tuesday, June 9, 2026
Time:	10:00 a.m., Eastern Daylight Time
Location:	Live Audio Webcast: www.virtualshareholdermeeting.com/OPRX2026

Who is entitled to vote at the Annual Meeting?

Holders of record of OptimizeRx common stock, par value $0.001 per share (“Common Stock”), at the close of business on April 10, 2026, are entitled to receive the Notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting and any adjournment or postponement thereof. As of that date, there were 18,765,075 shares of the Company’s Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

The presence, online or by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of at least a majority of the voting power of the Company’s Common Stock, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.

How can I attend and participate in the Annual Meeting?

To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/OPRX2026 and enter the 16-digit control number included on your proxy card. The virtual Annual Meeting will begin promptly at 10:00 a.m. (EDT) on Tuesday, June 09, 2026. You may log in beginning at 9:30 a.m. (EDT).

We encourage you to access the virtual Annual Meeting prior to the start time leaving ample time to confirm that your Internet or Wi-Fi connection is sufficient to access the features of the virtual Annual Meeting, and to allow sufficient time to check in. The virtual meeting platform is supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) that have the most updated version of applicable software and plugins installed. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the Annual Meeting. While there is no fee to attend the virtual Annual Meeting, you may incur data or other fees imposed by your Internet or wireless carrier.

If you do not have a 16-digit control number, you may also visit www.virtualshareholdermeeting.com/OPRX2026 and log in as a guest. You will not be able to vote your shares during the virtual Annual Meeting if you participate as a guest.

The recording, reproduction, or distribution of the virtual Annual Meeting, or any portion thereof, is strictly prohibited.

What if I am having technical difficulties?

Technicians will be ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. Technical support will be available on the virtual Annual Meeting platform beginning at 9:30 a.m. (EDT) on the day of the Annual Meeting by calling the numbers posted on the log in page.

How do I submit a question for the Annual Meeting?

You may submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares. You can submit a question up to 11:59 p.m. EDT on June 8, 2026.

How do I vote if I am a shareholder of record?

How do I vote if I am a beneficial owner of shares?

If you are a “beneficial owner,” also known as a “street name” holder (meaning that you hold your shares of our Common Stock through a broker, bank, or other financial institution), your broker, bank or financial institution will ask you how you wish to have your shares voted. In addition, you will receive instructions as part of your proxy materials provided by your broker, bank, or other financial institution on how to access the virtual Annual Meeting and participate and vote at the Annual Meeting (including, if your broker, bank, or other financial institution elects to do so, instructions on how to vote via telephone or the Internet). You must follow those instructions in order to be able to access the virtual Annual Meeting and have your shares voted. You may also be able to obtain a proxy from your broker, bank, or other financial institution by contacting them directly. Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the appointment of Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026) unless you provide specific instructions. Accordingly, unless you give instructions to your broker, bank, or financial institution, your shares will not be voted on any matter other than the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and then only to the extent that your broker, bank, or financial institution chooses to exercise its discretionary authority with respect to such proposal.

Can I revoke my proxy or change my vote after I vote by proxy?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•        giving written notice to our Corporate Secretary;

•        delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•       voting during the live webcast of the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not exercise their discretion to vote those shares on matters deemed non-routine. Only Proposal No. 5 is a routine matter.

PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS (or the withholding of authority)	EFFECT OF BROKER NON-VOTES
1

Election as director, each of the seven persons named in this proxy statement as our Board of Directors’ nominees, to serve on our Board until our 2027 Annual Meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal

		Plurality – the seven director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
2	Advisory (non-binding) approval of the compensation of OptimizeRx’s named executive officers	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
3

Approval of an amendment to OptimizeRx Corporation 2021 Equity Incentive Plan (the “2021 Equity Plan”) to increase the aggregate number of shares of Common Stock available for awards by 1,000,000 shares to 5,450,000 shares

		Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
4

Approval of an amendment to the 2021 Equity Plan to adopt an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan

		Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
5	Ratification of Grant Thornton LLP as OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2026	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No broker non-votes; shares are voted by brokers in their discretion

Your shares will be voted in accordance with your instructions. If you are a shareholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “FOR” each of the nominees with respect to Proposal No. 1, “FOR” Proposals 2, 3, 4, and 5, and in the best judgment of the appointed proxies named on the proxy card, or their duly authorized substitutes, with respect to any other business properly brought before the Annual Meeting to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Who will pay for the cost of this proxy solicitation?

We will pay all expenses incurred in connection with our solicitation of proxies. In addition to our solicitation through distribution of these proxy materials by mail or electronically, solicitation of proxies may be made personally or by telephone by the Company’s regular employees, and arrangements will be made with brokerage houses or other custodians’ nominees and fiduciaries to send proxies and proxy material to their principals. The Company’s regular employees will not be additionally compensated, our officers, directors and regular employees, who will receive no additional compensation for any solicitation activity, may solicit proxies on our behalf in person or by telephone, facsimile, text messages, email, social media, or other electronic means. We have requested that brokers, banks and other nominees who hold stock in their names furnish our proxy materials to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses. Although we do not anticipate doing so, we reserve the right to retain a professional proxy solicitation firm to assist in our solicitation of proxies. If we were to retain such a firm, we estimate that we would be required to pay such firm fees ranging from $10,000 to $20,000 plus out-of-pocket expenses.

Could other matters be presented at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented and voted upon at the Annual Meeting other than the proposals described in this proxy statement. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying proxy card, or their duly authorized substitutes, will be authorized to vote on such matters or otherwise act thereon in accordance with their best judgment to the extent authorized by Rule 14a-4(c) of the Exchange Act.

Where will I be able to find the voting results for the Annual Meeting?

A representative of Broadridge Financial Solutions, Inc. will tabulate votes and serve as Inspector of Election for the Annual Meeting. We will report the Annual Meeting results in a Current Report on Form 8-K, to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

How may I obtain paper copies of this proxy statement and the Company’s Annual Report on Form 10-K?

To receive, free of charge, a separate paper copy of this proxy statement and/or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, shareholders may contact Marion Odence-Ford, Chief Legal & Administrative Officer, by email at modenceford@optimizerx.com, or by mail at OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that our business shall be managed by or under the direction of a board of directors of not less than three nor more than seven directors, which number shall be fixed from time to time by resolution of the Board. The size of the Board is currently fixed at seven directors.

The Board has nominated seven persons for election as directors at the Annual Meeting. Each of the seven nominees, if elected, will hold office for a term that expires at the next annual shareholders’ meeting. Each director shall hold office for the term for which the director was elected and until the director’s successor is elected and qualified or until the director’s earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board.

The Board has nominated each of the following individuals for election as a director at the Annual Meeting: Lynn O’Connor Vos, Catherine Klema, James Lang, Patrick Spangler, Mariyamma Varghese Presti, Gregory Wasson, and Stephen Silvestro. The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:

Name	Age	Position	Director Since
Lynn O’Connor Vos	70	Chairperson	2015
Catherine Klema	67	Director	2024
James Lang	61	Director	2017
Patrick Spangler	70	Director	2018
Mariyamma Varghese Presti	52	Director	2026
Gregory Wasson	67	Director	2020
Stephen Silvestro	48	CEO and Director	2025

Each nomination for director was based upon the recommendation of our Nominating and Governance Committee and each nominee for director is a current member of the Board. All nominees have consented to serving as nominees for election to the Board, to being named as nominees of the Board in this proxy statement, and have indicated their intent to serve as members of the Board if elected. In the event that, prior to the election of directors, any of the nominees shall be unable or unwilling to serve as a director if elected (a situation we do not anticipate), the persons named in the proxy intend to vote “FOR” the election of the remaining nominees and any person as may be nominated by the Board in substitution unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies each substitute nominee, discloses that such nominee has consented to being named in the amended proxy statement and to serve as director if elected, and includes certain biographical and other information about such nominee required by the applicable rules of the SEC. As of the date of this proxy statement, the Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The nominations were based, in part, on the nominees’ various experiences, skills, perspectives, and qualifications, some of which are highlighted in the table below. The Board believes these attributes help enable the Board to provide insightful leadership and oversight. The table is intended to provide a summary of our directors’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director’s experience, qualifications, skills and attributes are set forth in their individual biographies.

	Vos (Chair)	Lang	Spangler	Wasson	Klema	Varghese Presti	Silvestro
Current/Former Public Company CEO	✓			✓			✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Mergers & Acquisitions/Joint Ventures	✓	✓	✓	✓	✓	✓	✓
Business Operations	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board Experience	✓	✓	✓	✓	✓
Digital Healthcare Technology	✓	✓	✓	✓	✓	✓	✓
Healthcare Industry	✓	✓	✓	✓	✓	✓	✓
Technology/Information Security/Cybersecurity		✓	✓
Corporate Governance	✓	✓	✓	✓	✓		✓
Sales and Marketing	✓	✓				✓	✓
High Level Financial Accounting or Expertise	✓	✓	✓		✓
Executive Compensation	✓	✓	✓	✓	✓		✓
Government & Regulatory		✓	✓				✓
Environmental/Sustainability/Climate Change	✓	✓
Human Capital Management	✓	✓	✓	✓	✓		✓

The following information about our directors is based, in part, upon information supplied by them. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Lynn O’Connor Vos

Lynn O’Connor Vos was appointed Chairperson of the OptimizeRx Board of Directors in January 2024. Ms. Vos initially joined the Company as a director in September 2015, representing Grey Healthcare Group, a healthcare advertising and communications company and wholly-owned operating company of WPP plc, when it acquired a minority interest in OptimizeRx as a strategic investor. Since 2017, Ms. Vos has served as an independent director of the Company. Since November 2020, Ms. Vos has served as President of VosHealth, LLC, a healthcare consulting firm focused on advising healthcare start-ups and marketing organizations. From August 2021 to March 2022, Ms. Vos served as the interim Chief Executive Officer of Modular Medical, a publicly traded development stage medical device company focused on the design, development, and eventual commercialization of an innovative insulin pump. From October 2017 to November 2020, Ms. Vos served as the President and Chief Executive Officer of the Muscular Dystrophy Association. From October 1994 to September 2017, Ms. Vos served as the Chief Executive Officer of Grey Healthcare Group. Ms. Vos currently serves as the Chairperson of Medisafe, Inc., a medication adherence platform, and as a director of Aspira Women’s Health, Inc., a publicly traded bio-analytical based company focused on the development of gynecologic disease diagnostic tools, and as a director of Modular Medical, and previously served on the boards of nTelos Wireless, a wireless telecommunications company and PCS provider, the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students; and was a founding board member of Multiple

Myeloma Research Foundation, a pioneering cancer research foundation. Ms. Vos is a founding member of Extraordinary Women on Boards and a member of Women Business Leaders of the US Health Care Industry Foundation.

Ms. Vos is qualified to serve on our Board because of her CEO and board experience and extensive executive skills in digital marketing, commercialization, and communications in the healthcare industry.

Catherine Klema

Ms. Klema joined the Company as a director in January 2024. Since establishing Nettleton Advisors LLC in 2001, Ms. Klema has served as President of the healthcare strategic advisory firm. Prior to establishing Nettleton Advisors, Ms. Klema served as Managing Director of Healthcare Investment Banking at SG Cowen Securities and Furman Selz LLC. In 2020, Ms. Klema joined the Board of Managers of of Quorum Health Corporation, the owner of 12 hospitals in 10 states. Ms. Klema currently serves as Chair of Quorum Health’s Board of Managers and Chair of its Compensation Committee. In 2020, Ms. Klema also joined the Board of Trustees of Albert Einstein College of Medicine, where she serves as Audit Committee Chair. In 2012, Ms. Klema was appointed to the Board of Trustees for Montefiore Health System, an academic health system consisting of Albert Einstein College of Medicine, 11 hospitals, an extended care facility and home health program, School of Nursing, and primary and specialty care regional network including the largest school health program in the United States. Ms. Klema serves as Vice Chair of the Montefiore Health System, Chair of the Montefiore Health System Audit Committee and Co-Chair of the Montefiore Health System Medical Committee. Ms. Klema also served as a Director of Allergan plc, a global pharmaceutical company, from 2004 to 2019, and as a Director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 to 2011.

Ms. Klema brings over 40 years of experience in healthcare investment, data, analytics and technology-enabled business services, and is qualified to serve on our Board because of her extensive leadership experience and deep healthcare industry expertise.

James Lang

Mr. Lang joined the Company as a director in January 2017. In May 2017, Mr. Lang founded and became the Chief Executive Officer and a director of Eversana Life Science Services, LLC, a leading provider of global commercialization services to the life sciences industry. In December 2025, he stepped down as the Chief Executive Officer but remains as a director of EVERSANA. Since December 2016, Mr. Lang has also served as an Executive Advisor to Water Street Healthcare Partners, a private equity firm focused on building healthcare companies. From 2012 to 2016, Mr. Lang served in leadership roles at Decision Resources Group (DRG), a global provider of data, analytics and consulting services to healthcare organizations, including as its Chief Executive Officer from 2014 to 2016. Earlier in his career, Mr. Lang held leadership roles at several global consulting and strategy firms. From 2006 to 2008, he served as President of IHS Cambridge Energy Research Associates, an international research and consulting firm providing analysis on energy markets, geopolitics and industry trends. From 1989 to 2006, he held various roles at Strategic Decisions Group, a global strategy consulting firm, including as President and Chief Operating Officer from 2000 to 2006. Mr. Lang currently serves on the board of directors of EVERSANA, BioVie Inc., a publicly traded clinical-stage biopharmaceutical company, Halozyme, a publicly traded leading drug delivery technology company, and PatientPoint, a leading point-of-care company.

Mr. Lang brings more than 30 years of leadership experience in healthcare data, analytics and technology-enabled business services and is qualified to serve on our Boaqrd because of his extensive executive skills and background in the healthcare industry.

Patrick Spangler

Mr. Spangler joined the Company as a director in March 2018. Since February 2025, Mr. Spangler has been Chief Financial Officer and a director of Cancer Response Team, Inc., a nonprofit organization dedicated to helping children get supportive cancer care. Previously, from October 2020 to February 2025,

Mr. Spangler served as Chief Financial Officer of On Target Laboratories, LLC, a developer of fluorescent markers used to illuminate cancer during surgery. From March 2020 to September 2020, Mr. Spangler served as Chief Financial Officer of MHC Software, LLC, a supplier of document automation software. Prior to these roles, Mr. Spangler served as Chief Financial Officer of VigiLanz Corporation, a digital healthcare intelligence company, from September 2014 to October 2019; Chief Financial Officer of Healthland, Inc., an electronic health records company serving critical access hospitals, from August 2012 to August 2014; and Senior Vice President and Chief Financial Officer of Epocrates, Inc., a publicly traded provider of point-of-care medical applications, from October 2010 to August 2012. Mr. Spangler also acted as Operating Partner and CFO Advisor at Three Fields Capital, L.P., a private equity and venture capital firm, from April 2010 to October 2010, and as Chief Financial Officer of HighJump Software, LLC, a global provider of supply chain management software, from June 2009 to April 2010. Earlier in his career, Mr. Spangler was Senior Vice President and Chief Financial Officer of ev3 Inc., a publicly traded global endovascular company, from March 2005 to January 2009; Executive Vice President and Chief Financial Officer of EMPI, Inc., a medical device manufacturer, from July 1997 to March 2005; and held various senior finance leadership roles at Medtronic, Inc., a global medical device company, for over eleven years. Mr. Spangler currently serves on the board of directors of Cancer Response Team, Inc., and Lifespace Communities, Inc., which owns and operates 15 CCRCs in eight states and houses more than 5100 residents. He previously was a member of the board of directors of Urologix, Inc., a publicly traded medical device company, from August 2010 to February 2016.

Mr. Spangler has over 35 years of experience in financial management, operations, mergers and acquisitions, and capital markets transactions in the medical device and healthcare IT industries. Mr. Spangler is qualified to serve on our Board because of his extensive executive skills and background in the healthcare industry and his expertise in finance.

Mariyamma Varghese Presti

Ms. Varghese Presit joined the Company as a director in April 2026. Ms. Varghese Presti currently serves as Corporate Vice President and Chief Operating Officer of Microsoft’s Health & Life Sciences organization, where she leads operational strategy and execution for a global, high-growth business. In this role, she has played a central role in advancing Microsoft’s healthcare strategy, including operationalizing AI-powered clinical and agentic technologies that improve care delivery, workflow efficiency, and data-driven decision-making across health systems. Prior to her current role, Ms. Varghese Presti held leadership positions at several prominent healthcare and technology organizations, including Microsoft, Nuance, IBM Watson Health, athenahealth, and Pfizer. Her experience spans care delivery, health policy, life sciences, and enterprise technology, providing her with a cross-sector perspective on scaling innovation from concept to adoption. Ms. Varghese Presti brings extensive experience across the mergers and acquisitions lifecycle, including strategic diligence, post-acquisition integration, and portfolio scaling. At Microsoft, she has been closely involved in integration efforts following the acquisition of Nuance, aligning product, operational, and commercial capabilities. Previously, at IBM Watson Health, she led a life sciences portfolio built through multiple acquisitions and contributed to diligence efforts related to IBM’s divestiture of Watson Health. Ms. Varghese Presti began her career as a pediatric nurse at Johns Hopkins, an experience that continues to inform her approach to healthcare innovation with a focus on patient-centered care.

Ms. Varghese Presti is qualified to serve on our Board because of her extensive leadership experience in healthcare and technology, her expertise in scaling platforms and commercializing innovation, and her deep operational and strategic capabilities in complex, regulated environments.

Gregory Wasson

Mr. Wasson joined the Company as a director in July 2020. Since January 2016, Mr. Wasson has served as Co-founder of Wasson Enterprise, a family office that partners to build sustainable, high-growth businesses. From November 2019 to December 2024, Mr. Wasson was the Executive Chairman of Innovation Associates, dba iA., a privately held provider of Pharmacy Intelligence™ and high-volume pharmacy automation to the retail, hospital, government, and mail order pharmacy markets. In

January 2015, Mr. Wasson acted as President and Chief Executive Officer of Walgreens Boots Alliance, Inc., a global, pharmacy-led health and wellbeing enterprise. Prior to being appointed President and Chief Executive Officer of the combined companies, Walgreens Boots Alliance, Mr. Wasson rose through the ranks through a number of positions of increasing responsibility and executive leadership at Walgreens including, from 2009 to 2015 as its President and Chief Executive Officer, from 2007 to 2009 as its President and Chief Operating Officer, from 2001 to 2006 as the President and Executive Vice President of Walgreen Health Services, from 1999 to 2001 as its Vice President of Store Operations, from 1986 to 1999 as a District Manager, and from 1981 to 1986 as a Pharmacy Technician, Pharmacist and Store Manager. Mr. Wasson currently serves as a board director for P3 Health Partners, Inc., a publicly traded patient-centered and physician-led population health management company, and on the boards of the following privately held companies: Reliefband, Performance Health Systems, Healthcare Horizons, and CoolerX, Inc.

On September 28, 2018, the Securities and Exchange Commission (“SEC”) entered an Administrative Order consensually resolving an investigation into forward-looking financial goals and related disclosures by Mr. Wasson’s former employer, Walgreen Co. (“Walgreens”). The Order settled the SEC’s investigation into various allegedly misleading statements made by or on behalf of Walgreens, including statements made by Mr. Wasson and Walgreens’ former Chief Financial Officer (“CFO”), relating to its ability to achieve certain previously stated financial goals associated with its anticipated future merger with Alliance Boots GmbH. Without admitting or denying any of the SEC’s findings, Walgreens, Mr. Wasson and the company’s former CFO each consented to the entry of an SEC order finding that they violated the antifraud provision contained in Section 17(a)(2) of the Securities Act and each agreed to cease and desist from any future violations of Section 17(a)(2) of the Securities Act and to the payment of specified penalties. For his part, Mr. Wasson agreed to pay a civil monetary penalty of $160,000.

Mr. Wasson is qualified to serve on our Board because of his extensive executive skills, board experience, and in-depth knowledge of the retail and healthcare industries.

Stephen Silvestro

Mr. Silvestro was appointed to the Company’s Board in June 2025. Mr. Silvestro joined the Company as Chief Commercial Officer in April 2019, and was promoted to President in October 2023. Mr. Silvestro was appointed Interim CEO in January 2025 and appointed CEO in March 2025. Prior to joining the Company, from January 2018 to April 2019, Mr. Silvestro was Vice President and General Manager of Tagetik North America LLC (dba CCH® Tagetik), a Wolters Kluwer company, that provides corporate performance management software solutions for planning, consolidation and reporting. From April 2017 to January 2018, Mr. Silvestro was the Chief Commercial Officer of Prognos Health, Inc., a healthcare data and analytics company, and from September 2007 to April 2017, he was with Decision Resources Group, a multi-national corporation that provides high value global data solutions, analytics and consulting services to pharmaceutical, biotech, medical device, healthcare provider and payer, and managed care companies, in various capacities with him last serving as Executive Vice President, Head of Global Sales.

Mr. Silvestro is qualified to serve on our Board because of his extensive leadership expertise within the Company and the heathcare industry.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Our Board believes that strong corporate governance is critical to promoting the best long-term interests of our shareholders. The Board has adopted Corporate Governance Guidelines to formalize the Company’s governance practices and which serve as a framework within which our Board and its committees operate. You can find a copy of our Corporate Governance Guidelines, along with the charters of our three standing Board committees, our articles of incorporation, bylaws, and our other governance polices, in the governance section of our website at www.optimizerx.com. Some highlights of our corporate governance policies and practices include:

✓   6 of our 7 director nominees are independent

✓   De-classified board structure requiring annual nomination and election of directors

✓   Independent Board chairperson

✓   Independent directors regularly meet in executive session

✓   Board committees composed entirely of independent directors

✓   “Overboarding” limits

✓   Stock ownership guidelines for directors and executive officers

✓   Clawback policy for incentive compensation

✓   Ability of shareholders to request a special meeting

✓   Annual shareholder ratification of independent auditors

✓   Policies prohibiting short sales, hedging, margin accounts, and pledging

Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein.

Director Independence

The Board has determined that each of our current directors, other than Mr. Silvestro, is independent under the applicable listing standards of the Nasdaq Stock Market, Inc., or Nasdaq.

Under applicable SEC and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render such directors not independent.

Each member of the Audit, Compensation, and Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. In addition, each member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Board Leadership Structure and Risk Oversight

The Board appoints a Chairperson who may be an officer of the Company if the Board determines that is in the best interests of the Company and its shareholders. The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairperson. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time. The decision whether to combine or separate these positions depends on what our Board deems to be in the long-term interest of shareholders in light of prevailing circumstances. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Currently and during 2025, the positions of Chief Executive Officer and Chairperson are and were held by different persons.

Our Chief Executive Officer is responsible for our day-to-day operations and for executing our long-term strategies. The principal responsibilities of our Chairperson are to manage the operations of the Board and its committees and provide counsel to our Chief Executive Officer on behalf of the Board. The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time.

Each independent director has direct access to our Chairperson and our Chief Executive Officer, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.

The Board as a whole is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee. Members of the Company’s senior management team periodically report to the full Board about their areas of responsibility, including any risks, and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or committee.

Committees of the Board

The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of the standing committees has a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are approved by the Board. The charters of each of our Board committees are available on our website at http://www.optimizerx.com under “Investors—Governance.”

In addition to our three standing committees, during 2025, the Board formed a Strategic Committee to respond to shareholder demands and oversee the Company’s long-term strategic plans, including, with respect to opportunities, risks and competitor activity, potential strategic acquisitions, divestitures, and business combinations, and strategic investments. The members of the Strategic Committee include Lynn Vos, Patrick Spangler, Gregory Wasson, and Catherine Klema.

Information regarding current membership in the standing committees, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow.

AUDIT COMMITTEE Current Committee Members: Patrick Spangler (Chair) Lynn O’Connor Vos Catherine Klema Mariyamma Varghese Presti

Responsibilities

•   Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors

•       Pre-approve all audit and permitted non-audit services to be provided by the independent auditors

•   In consultation with the Chief Financial Officer, oversee the appointment, performance, and effectiveness of the senior internal auditor and regularly review the scope, results, and progress of internal audit activities, including management’s responses

•   Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•       Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time

•       Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors

•       Review and discuss with management the Company’s earnings press releases

•       Discuss Company policies and practices with respect to risk assessment and risk management

•       Review and discuss the Company’s policies regarding information technology security and protection from cyber risks

•       Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

•       Review related party transactions

The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

The Board has determined that Patrick Spangler qualifies as an “audit committee financial expert” under applicable SEC rules.

Report

The Report of Audit Committee is on page 58 of this proxy statement.

COMPENSATION COMMITTEE Current Committee Members: James Lang (Chair) Lynn O’Connor Vos Patrick Spangler Gregory Wasson

Responsibilities

•       Annually determine and approve the CEO’s compensation, based upon an evaluation of the CEO’s performance in light of approved corporate goals and objectives

•       Annually review and approve the compensation of the Company’s other executive officers

•       Review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans of the Company

•       Review and approve and, when appropriate, recommend to the Board for approval any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers

•       Review, approve and, when appropriate, recommend to the Board for approval, stock ownership guidelines and monitor compliance therewith

•       Review, approve and, when appropriate, recommend to the Board for approval, the creation or revision of any clawback policy and oversee the application thereof

•       Annually review the potential risk to the Company from its compensation policies and practices

•       Oversee submissions to shareholders on executive compensation matters and discuss the results of any shareholder advisory votes on executive compensation

•       Periodically review the compensation paid to non-employee directors for their service and make recommendations to the Board for any adjustments

•       Develop and recommend to the Board for approval an executive officer succession plan

The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

NOMINATING AND Governance COMMITTEE Current Committee Members: Catherine Klema (Chair) Lynn O’Connor Vos James Lang

Responsibilities

•       Periodically make recommendations to the Board regarding the size and composition of the Board

•       Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board

•       Identify and screen individuals qualified to become members of the Board

•       Review and make recommendations to the full Board whether members of the Board should stand for re-election

•       Recommend to the Board director nominees to fill vacancies

•       Recommend to the Board director nominees for shareholder approval at each annual or any special meeting of shareholders at which one or more directors are to be elected

•       Make recommendations to the Board regarding Board committee memberships

•       Develop and recommend to the Board a set of corporate governance guidelines and oversee the Company’s corporate governance practices

•       Review the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board

•       Oversee an annual evaluation of the Board and its committees

The responsibilities of the Nominating and Governance Committee are further described in the Nominating and Governance Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

Meetings of the Board of Directors and Committees

During 2025, the Board held nineteen (19) meetings, the Compensation Committee held nine (9) meetings, the Nominating and Governance Committee held four (4) meetings, the Audit Committee held four (4) meetings, and the Strategic Committee held twelve (12) meetings. During 2025, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors which were held during the period for which the director was a director, and (ii) the total number of meetings held by all committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Shareholders

It is the policy of the Board that, absent sufficient cause, each of our directors is expected to attend our Annual Meeting of Shareholders, either in person or by remote communication. A director who is unable to attend the Company’s Annual Meeting of Shareholders is expected to notify the Chairperson. All of our directors at that time attended last year’s Annual Meeting of Shareholders.

Communication with the Board of Directors

Shareholders desiring to communicate with the Board, or any individual director, may directly contact such director or directors by sending a letter addressed to the Board or the individual director c/o Corporate Secretary, OptimizeRx Corporation at our principal executive offices: 260 Charles Street, Suite 302, Waltham, MA 02453. In the letter, the shareholder must identify himself, herself, or themselves as a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.

Director Service on other Public Company Boards

The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits OptimizeRx. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the chairperson of the Nominating and Governance Committee and the Chief Legal Officer before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units in order to allow the Company to conduct a review for potential conflicts and other issues. Directors are expected to refrain from accepting any such seat if the Board determines such position to be inadvisable and not in the Company’s bests interests.

Our Corporate Governance Guidelines provide that, absent prior approval of the Board:

•        A director who also serves as a CEO, or in an equivalent position, at a public company may not serve on more than two other public company boards; and

•        Other directors may not serve on more than four other public company boards.

All of our directors are in compliance with this policy.

Director Resignation in the Event of a Change in Occupation

Our corporate governance guidelines provide that if a Board member changes the board member’s principal employment, position, or professional role or affiliation following election or re-election to the Board, such director must notify the Nominating and Governance Committee and offer the director’s resignation from the Board. The Nominating and Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept an offer of resignation or request that the director continue to serve on the Board.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers, and employees. Only the Board may grant a waiver of any provision for a director, executive officer, or any other principal financial officer, and any such waiver, or any amendment to the Code, will be promptly disclosed as required at www.optimizerx.com. The Code can be found on the Company’s website at www.optimizerx.com under “Investors — Governance.”

Stock Ownership Requirements

To further align our executive officers’ and directors’ long-term interests with those of shareholders, OptimizeRx adopted stock ownership requirements. Stock ownership requirements for executive officers are based on a multiple of annual base salary, and for non-employee directors are based on a multiple of the annual cash retainer that the Company pays such director for regular service on the Board (not including any cash compensation paid for services as Chairperson, chair of a Board committee, or member of a Board committee) in each case as set forth below.

Position	Multiple of Base Salary or Annual Cash Retainer
CEO	3x
Each of the Other Executive Officers	2x
Non-employee Directors	3x

The stock ownership requirements must be satisfied within five years of the later of (a) the date of hire or promotion as an executive officer or election as a director, and (b) June 22, 2021. Once achieved, the guideline amount must be maintained at the level that pertains to an executive officer’s then-current title for as long as the executive officer is subject to the ownership requirements. Non-employee directors are subject to the ownership requirements for as long as they continue to serve on the Board.

Until an executive officer or director has achieved the applicable guideline amount of share ownership, such individual is required to retain an amount equal to 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards granted by the Company to such individual. Net shares are those shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award.

Shares that are counted for purposes of satisfying the ownership requirements include:

•        Shares owned directly by the individual or the individual’s immediate family members residing in the same household;

•        Shares held in a trust for the benefit of the individual or the individual’s immediate family members residing in the same household;

•        Shares owned through savings plans or acquired through a Company sponsored employee stock purchase plan;

•        Unvested time-based restricted stock held by the individual;

•        Shares underlying unvested time-based restricted stock units held by the individual; and

•        Shares, restricted stock and restricted stock units held by the individual in any Company sponsored deferred compensation plan.

For purposes of the stock ownership guidelines, shares underlying stock options, unvested performance-based restricted stock and shares underlying unvested performance-based restricted stock units will not be considered when determining an individual’s stock ownership.

To determine compliance with the stock ownership guideline amounts, a calculation will be made in January of each year based on the current salary or annual retainer and the value of the stock using the average closing price of the Company’s Common Stock for the prior calendar year.

If an individual who has achieved compliance in any year falls below the applicable guideline amount in any subsequent year due solely to a decline in the value of the Company’s Common Stock, he or she shall not be found to be noncompliant; however, such individual will be required to retain all shares then held (except for shares sold or withheld to pay any applicable exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of an equity award) until such time as the individual regains compliance with the applicable guideline amount.

As of the date of this proxy statement, all of our directors and named executive officers comply or have additional time in which to comply with these guidelines.

Insider Trading Policy

The Company maintains an Insider Trading Policy governing the purchase, sale and other disposition of its securities by its officers, directors, and employees. The Company believes its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the Nasdaq listing standards applicable to the Company. The Insider Trading Policy prohibits trading while in possession of material, non-public information and generally prohibits all officers, directors and employees from engaging in any transactions in Company securities during blackout periods. While the Company’s executive officers and directors are not required to enter into trading plans in advance of any transactions in Company securities, executive officers and directors are encouraged to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. The Insider Trading Policy also requires all directors, officers, and certain other specified employees who have regular access to material, non-public information about the Company in the normal course of their duties to comply with pre-clearance procedures prior to engaging in any transaction in Company securities. In addition, the Insider Trading Policy requires the Company to comply with all federal and state securities laws and regulations and any applicable listing standards when engaging in transactions in its own securities. A copy of our Insider Trading Policy is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Prohibition against Short Sales, Hedging, Margin Accounts, and Pledging

Pursuant to our Insider Trading Policy, we prohibit our directors, officers, and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of OptimizeRx securities. Our Insider Trading Policy also prohibits our directors, officers, and employees from: (i) participating in short sales of OptimizeRx securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to OptimizeRx securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan.

Environmental, Social and Governance Framework

We continue to recognize the importance of making a broad commitment to long-term, sustainable value creation that embraces the larger demands of people and planet. We believe in the power of connection to drive meaningful health outcomes. Our optimism is rooted in the understanding that when we use coordinated communication to bridge the gap between healthcare stakeholders, we create a more humanized and effective healthcare system.

We will continue to strive to align our goals as a company with our responsibilities as conscientious corporate citizens. We remain vigilant in our quest to turn healthcare challenges into opportunities. Not only do these opportunities present us with new ways to grow and learn, but also to do better for our customers, employees, and the patients we impact, because increasing stakeholder value also drives shareholder value.

Our commitment to our stakeholders and community remains guided by our mission: to create a more informed and empowered healthcare community by ensuring that every interaction between healthcare stakeholders contributes to better, faster, and more positive health outcomes.

Transparency of our ESG priorities is critical to ensure that we align our corporate goals with the long-term goals of society and to allow our stakeholders to hold us accountable for our progress.

More information regarding the Company’s ESG program can be found on our website located at www.optimizerx.com under “Investors — Governance.”

DIRECTOR NOMINATION PROCESS

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the Annual Meeting. The Nominating and Governance Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director candidate, the Nominating and Governance Committee will review the candidate’s qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Nominating and Governance Committee will also review the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation, tenure and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Nominating and Governance Committee will make a formal recommendation to the full Board as to election or re-election of the candidate.

Candidates may come to the attention of the Nominating and Governance Committee through current and former Board members, management, professional search firms (to whom we would pay a fee), shareholders or other persons. The Nominating and Governance Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth below, regardless of the source of the candidate referral.

Board Refreshment

Our Board believes that Board refreshment over time is critical to ensuring that the Board as a whole maintains the appropriate balance of tenure, skills, and experience needed to provide effective oversight in light of the Company’s current and long-term strategic needs. The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they can result in the Company losing the valuable contribution of directors who have over time developed increased insight into the Company and its operations. The Company benefits from a mix of these experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives and insights.

The Nominating and Governance Committee and the Board regularly evaluate the need for Board refreshment. In that regard, as recently announced, the Board appointed Mariyamma Varghese Presti as a new independent director to the Board in April 2026. Stephen Silvestro, the Company’s Chief Executive Officer, was appointed to the Board in June 2025. Furthermore, two other independent directors were added to the Board since 2020, including Catherine Klema, who joined in January 2024, and Gregory Wasson, who joined in July 2020. The Board will continue to review its composition and structure, balancing the need for continuity and experience with fresh ideas and perspectives.

Board Representation

We strive to maintain a values-based and inclusive working environment, not only among our employees but also among the members of our Board. In addition, the Board does not have a formal diversity policy. However, consistent with our Corporate Governance Guidelines, our Board is committed to, and the Nominating and Governance Committee has prioritized, building a Board of Directors with a wide range of perspectives based on a director’s or a director candidate’s background, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives, skills, thought, and specialized professional experience.

At least annually and when Board vacancies arise, our Nominating and Governance Committee and the Board will review the qualifications, judgment, attributes, background, experiences, perspectives and skills of each director and any director candidate and the interplay of these traits with the Board as a whole.

Director Qualifications

To be nominated for director, a director candidate must be a natural person at least twenty-one (21) years of age. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors including capability, experience, skills, expertise, dedication, conflicts of interest, independence from the Company’s management, and without regard to age, race, color, national origin, ancestry, citizenship, religion, gender, sexual orientation or gender identity.

The Board evaluates each individual, whether an incumbent director or a director candidate, based on their qualifications in the context of the needs of the Board, with the objective of recommending a group that can best perpetuate the success of the Company’s business and the creation of shareholder value through the exercise of sound judgment and the use of their skills and expertise. Accordingly, the Nominating and Governance Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•        experience as a chief executive officer, president or a principal officer of another company;

•        senior-level experience in the healthcare industry or with companies that have similar business models;

•        experience with health information technology; and

•        strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations, strategic planning, and mergers and acquisitions.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453, Attn: Corporate Secretary. The recommendation must include the same information that would be required for a candidate who is proposed by a shareholder as a director nominee for election at an annual meeting of shareholders as described under “Shareholder Proposals” on page 59. Candidates who are recommended by shareholders, as opposed to nominated, will receive the same consideration as other proposed candidates.

Shareholders who wish to propose a director nominee at an annual meeting must follow the advance notice provisions contained in our bylaws, which include delivering a written notice of an intent to make such director nomination to our Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting. Based on this year’s Annual Meeting date of June 9, 2026, a notice will be considered timely for the 2027 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than February 9, 2027, and no later than March 11, 2027.

In addition to complying with the requirements set forth in our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2027. The notice should be addressed to our Corporate Secretary.

Please see “Shareholder Proposals” on page 59 for additional information.

DIRECTOR COMPENSATION

Director Compensation Table for 2025

The following table sets forth certain information regarding the compensation earned by or awarded to each of our non-employee directors who served on our Board during 2025. Mr. Silvestro, our Chief Executive Officer, joined the Board of Directors in June 2025, and received no compensation for his service as a director during 2025, and is not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lynn O’Connor Vos	$119,000	$149,993.60	$268,993.60
Catherine Klema	$78,000	$149,993.60	$227,993.60
James Lang	$54,000	$149,993.60	$203,993.60
Patrick Spangler	$85,000	$149,993.60	$234,993.60
Gregory Wasson	$51,000	$149,993.60	$200,993.60

____________

(1)            For each of our non-employee directors, the amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during 2025. We calculated the estimated fair value of the stock awards issued to our non-employee directors using the closing price per share of our Common Stock on the grant date. See also Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, the aggregate number of unvested restricted stock units held by each of our non-employee directors was as follows: Lynn O’Connor Vos — 9,868; Catherine Klema — 9,868; James Lang — 9,868; Patrick Spangler — 9,868; and Gregory Wasson — 9,868.

Non-Employee Director Compensation Program

2025 Program.    Our non-employee director compensation program is designed to provide competitive compensation to attract and retain high-quality non-employee directors. Directors that are also employees of our Company do not receive additional compensation for serving on the Board. Our Compensation Committee periodically reviews and makes recommendations to the Board regarding director compensation. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants.

Our Compensation Committee periodically reviews and makes recommendations to the Board regarding director compensation. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. During 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to provide advice to the Compensation Committee and evaluate our director compensation in light of the practices of other similarly sized companies in our industry. As a result of that review, changes were made to our non-employee director compensation program in 2022. No changes were made to our non-employee director compensation program for 2025 (other than determining the fees payable to members of the newly formed Strategic Committee). Accordingly, our non-employee director compensation program in 2025 included the following components:

•        an annual cash retainer of $40,000;

•        an annual equity grant with a grant date value of approximately $150,000;

•        an additional annual cash retainer of $40,000 for the Chairman of the Board;

•        an additional annual cash retainer of $20,000 for the Audit Committee Chair;

•        an additional annual cash retainer of $10,000 for each Audit Committee Member;

•       an additional annual cash retainer of $10,000 for the Compensation Committee Chair;

•       an additional annual cash retainer of $5,000 for each Compensation Committee Member;

•        an additional annual cash retainer of $8,000 for the Nominating & Governance Committee Chair;

•        an additional annual cash retainer of $4,000 for each Nominating & Governance Committee Member; and

•        an additional cash retainer of $20,000 for each Strategic Committee Member.

In addition, the 2021 Equity Plan imposes an annual aggregate limit on our non-employee director compensation program, which provides that the cash fees paid during any calendar year and the value of equity awards as determined on the date of grant for each non-employee director may not exceed $750,000, with a $1,000,000 limit as to any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.

2026 Program.    In October 2025, following a competitive benchmarking exercise conducted by Pearl Meyer, and on the recommendation of our Compensation Committee, our Board approved amendments to our non-employee director compensation program for 2026. Accordingly, our non-employee director compensation program in 2026 will consist of the following components:

•        an annual cash retainer of $45,000;

•        an annual equity grant with a grant date value of approximately $175,000;

•        an additional annual cash retainer of $50,000 for the Chairman of the Board;

•        an additional annual cash retainer of $20,000 for the Audit Committee Chair;

•        an additional annual cash retainer of $10,000 for each Audit Committee Member;

•        an additional annual cash retainer of $12,500 for the Compensation Committee Chair;

•        an additional annual cash retainer of $6,250 for each Compensation Committee Member;

•        an additional annual cash retainer of $10,000 for the Nominating & Governance Committee Chair; and

•       an additional annual cash retainer of $5,000 for each Nominating & Governance Committee Member.

EXECUTIVE COMPENSATION

Background

The Compensation Committee of our Board of Directors administers our compensation program for executive officers. The Company’s compensation philosophy is to provide compensation that will attract, motivate, retain and reward high-performing executive talent and foster a pay-for-performance philosophy by tying a significant portion of pay to the Company’s performance. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the shareholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business objectives and strategies.

Our executive officers named in the Summary Compensation Table below are referred to herein as the “named executive officers.” These named executive officers and their current titles are listed below:

•        Stephen Silvestro, Chief Executive Officer

•        Edward Stelmakh, Chief Financial & Strategy Officer

•        Theresa Greco, Chief Commercial Officer

Elements of Executive Compensation

Individual compensation packages include both fixed and variable components and vary depending on the executive’s level, nature of responsibilities, growth potential, performance, tenure, and internal pay equity. The main elements of our 2025 executive compensation program are outlined in the table below.

Compensation Element	Purpose
Base Salary

•        Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success

Annual Incentives

•        Aligns officers’ efforts with the near-term corporate goals of the Company through competitive annual incentive opportunities

•        Rewards achievement of qualitative or quantitative performance measures

•        The amount earned will vary relative to the targeted level based on our actual results and/or the individual’s performance

Discretionary Cash Bonuses

•        To reward an executive for significant contributions to the Company or when the executive has performed at a level above what was expected, or other similar circumstances

•        A discretionary bonus may also be used to attract a new hire

Long-Term Equity Incentive Compensation

•        Aligns executives’ interests with the long-term interests of our shareholders

•        Motivates and rewards the achievement for stock price growth

•        Promotes executive retention and stock ownership, and focuses executives on enhancing shareholder value

Benefits

•        Promotes health and wellness

•        Provides financial protection in the event of disability or death

•        Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through matches to executives’ retirement savings

We believe these compensation elements are consistent with relevant competitive market practices.

Executive Compensation Processes

Role of Committee and Management.    In reviewing each executive officer’s compensation terms, the Compensation Committee considers relevant factors including the nature and scope of the executive officer’s role and responsibilities, leadership and management experience, individual contributions, Company performance, market compensation levels, retention considerations, the terms of the executive officer’s employment agreement, tenure, prior compensation and internal pay equity.

Executives do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. The Compensation Committee’s independent compensation consultant assists the Compensation Committee in determining named executive officer compensation by providing data, analyses and recommendations. In addition, the Company’s Chief Executive Officer presents individual pay recommendations to the Compensation Committee for the other executive officers. Following such review, the Compensation Committee approves the compensation terms for all executive officers.

Role of Compensation Consultants.    The Compensation Committee has the authority under its charter to retain compensation consultants to assist in carrying out its responsibilities. The Compensation Committee has from time to time retained consultants to provide independent advice on executive officer and director compensation and to perform specific tasks as requested by the Compensation Committee. Any such consultant reports directly to the Compensation Committee.

The Compensation Committee engaged Pearl Meyer in 2022 to provide market and peer group data, as well as advice on the components of executive officer compensation. In 2023, the Compensation Committee conferred with Pearl Meyer regarding equity compensation matters. In 2024, the Compensation Committee worked with Pearl Meyer to construct a new market and peer group for purposes of benchmarking and advising on executive pay levels for 2024. The Compensation Committee utilized this same peer group for determining 2025 compensation.

In October 2025, the Compensation Committee engaged Pearl Meyer to provide market and peer group data, as well as advice on the components of executive officer compensation and our equity compensation plan. Pearl Meyer worked with the Compensation Committee to construct a new market and peer group for purposes of benchmarking executive pay levels for 2026 compensation. The Compensation Committee assessed the independence of Pearl Meyer pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Pearl Meyer (i) did not have any relationships with the Company, our executive officers or our Compensation Committee members that would impair its independence, and (ii) does not provide any services to the Company other than advice to the Compensation Committee regarding executive officer and director compensation and our equity compensation plan, and concluded that Pearl Meyer is free from conflicts of interest and is independent.

Competitive Market Pay Information

Our Compensation Committee reviews competitive market data to ensure that our executive compensation program offers competitive compensation opportunities. The primary frame of reference for market-based analysis is a peer group of comparable public companies collectively reviewed by the Compensation Committee and Pearl Meyer, and ultimately selected by the Compensation Committee, using a balanced approach that focuses on companies of similar size (revenue, market capitalization and/or valuation) and in the same or adjacent sectors (health care technology/software). As needed, the Compensation Committee may reference published market survey data as an additional reference point. The peer group for setting 2025 compensation decisions consisted of the following companies:

American Well Corporation	Domo, Inc.	Phreesia, Inc.
Arteris, Inc.	Health Catalyst, Inc.	Simulations Plus, Inc.
Augmedix, Inc.	HealthStream, Inc.	Smith Micro Software, Inc.
CareCloud, Inc.	iCAD, Inc.	SoundThinking, Inc.
Computer Programs and Systems, Inc.	Intellicheck, Inc.	Viant Technology Inc.
CoreCard Corporation	Kaltura, Inc.

The Compensation Committee believes that the compensation data related to companies in our peer group and compensation survey data constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner was useful in establishing an appropriate and competitive compensation structure.

The Compensation Committee relied on this competitive market data in setting 2025 compensation for our named executive officers.

Annual Cash Compensation

Base Salary.    Base salaries are an important element of compensation and provide our executive officers with a base level of income. Generally, base salaries of our executive officers are set upon hire or promotion and are annually set at levels that we determine adequately reward and retain capable executives. In determining base pay, our Compensation Committee considers the responsibilities associated with each executive officer’s respective position, experience, individual performance, base salary competitiveness (externally and internally), and, for executive officers other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The 2025 approved annual salaries for our named executive officers were as follows:

Name	Base Salary ($)
Stephen Silvestro	$500,000
Edward Stelmakh	$450,000
Theresa Greco	$380,000

Annual Incentive Awards.    All of our named executive officers were participants in the OptimizeRx Corporation 2022 Cash Bonus Plan, or the “Cash Bonus Plan” during 2025. The Cash Bonus Plan was adopted in February 2022 by the Compensation Committee. The purpose of the Cash Bonus Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Cash Bonus Plan is administered by the Compensation Committee. The Compensation Committee has the power to grant awards under the Cash Bonus Plan, to determine the amount of cash to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee.

Each named executive officer’s target annual incentive opportunity is based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. For 2025, the Compensation Committee set the target performance-based cash awards, as a percentage of base salary, for each of our named executive officers as follows:

Name	Target (% of Base Salary)
Stephen Silvestro	80%
Edward Stelmakh	55%
Theresa Greco	55%

Each participant in the Cash Bonus Plan is entitled to receive payment of the award only after certification by the Compensation Committee that the targets associated with the award have been satisfied. The Compensation Committee meets and certifies the results prior to March 15th of each year. Final payments with respect to awards vary based on the level of achievement measured against the pre-determined performance measures. The Compensation Committee has the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of the Company.

The annual cash bonus for 2025 under the Cash Bonus Plan for all of our named executive officers was based on the following performance goals: (i) a revenue goal, and (ii) an Adjusted EBITDA goal. The Compensation Committee believes these two goals focus management’s attention on revenue growth, profitability, and operational efficiency, which are key drivers in building shareholder value. For purposes of the 2025 bonus awards, we defined EBITDA as net income (loss), as determined under GAAP, before interest, taxes, depreciation and amortization and Adjusted EBITDA as EBITDA further adjusted to exclude stock-based compensation. In addition, the Compensation Committee, at its discretion, may eliminate (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; (v) expenses incurred in connection with a merger, acquisition or similar transaction; or (vi) such other effects that the Compensation Committee may approve to be eliminated. In 2025, the Compensation Committee eliminated severance charges, impairment charges, shareholder activist related fees and CEO search fees.

Each performance goal was assigned a weighting — 50% for revenue, and 50% for Adjusted EBITDA. For 2025, our Compensation Committee set threshold, target, and maximum financial performance measure goals based on our annual operating budget.

There would be no annual performance-based cash bonus payout under the Cash Bonus Plan with respect to any Company performance measure for which actual Company performance did not meet the threshold level. Payout at threshold would be at 50% of target. Achievement between specified Company performance levels would result in a payout based on linear interpolation. In addition, the annual performance-based cash bonus award had a cap of 200% of the target annual incentive opportunity for such performance measure as a maximum award goal for each of our named executive officers. The Company performance metrics operate independently.

In determining annual incentive awards for 2025, the Compensation Committee considered actual Company performance against the pre-established performance targets noted in the table below. The performance targets were set at levels necessary to meet or exceed the financial goals of our 2025 business plan to ensure the performance targets were challenging and our executive officers were motivated to deliver on our financial goals.

Measure ($ in millions)	Threshold	Target	Maximum	Actual
Revenue	$93,000,000	$101,200,000	$111,320,000	$109,429,000
Adjusted EBITDA(1)	$12,282,438	$13,647,153	$15,011,868	$24,301,000

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(1)            A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures is included in Appendix A to this proxy statement.

Based on the foregoing results, the Compensation Committee certified that the total payout based on the Company’s Revenue (of which 181% was achieved) and Adjusted EBITDA (of which 200% was achieved) was 191% of bonus target for each of Mr. Silvestro, Mr. Stelmakh, and Ms. Greco. Accordingly, for 2025, based on the formula described above, the Compensation Committee issued annual cash bonuses of $762,623, $471,873 and $398,471 pursuant to the Cash Bonus Plan to each of Mr. Silvestro, Mr. Stelmakh, and Ms. Greco, respectively. Such annual cash bonuses were paid in the first quarter of 2026.

Discretionary Cash Bonuses.    In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus may be used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer, if any: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, the quality of the executive’s work, as well as the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. The Compensation Committee believes that it is important to have the flexibility to grant discretionary awards if the Company does not achieve one or more specific financial metrics in the event that the Compensation Committee determines that management’s overall performance during the year otherwise merits recognition. Discretionary bonus amounts, if any, are paid in the first quarter of the year following the year in which the bonus was earned. No discretionary cash bonus was paid to the named executive officers for 2025.

Equity Awards

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our shareholders. Equity awards also help us retain qualified executive officers in an increasingly competitive market.

Long-term incentive awards are granted to our executive officers under the 2021 Equity Plan. As with other elements of compensation, in issuing equity awards, the Compensation Committee takes into consideration individual performance and experience of each executive, internal pay equity, expected future contributions of each executive, historical compensation levels and peer comparisons.

During 2025, we provided our executive officers with long-term incentive awards in the form of time-based stock options and time-based restricted stock units (RSUs). Stock options are a key aspect of our pay-for-performance culture, by providing a return to our executive officers only if the market price of our Common Stock appreciates over the stock option term. RSU awards provide a return based on the market price of our Common Stock; if our share price declines, RSU awards correspondingly decline in value but still maintain value, and therefore, a mix of RSU awards and stock options aligns executive officers’ interests with those of shareholders by minimizing incentive for short-term risk-taking at the expense of realizing long-term value. The time-based element of such equity awards also serves as an incentive for continued employment.

In May 2025, the Compensation Committee granted Mr. Silvestro a mix of stock options and RSU awards upon his appointment as CEO of the Company, and granted Ms. Greco a mix of stock options and RSU awards as a one-time catch-up grant. In August 2025, the Compensation Committee granted Messrs. Stelmakh and Silvestro and Ms. Greco a mix of stock options and RSU awards. The purpose of these awards was to recognize and reward high performance and to promote retention.

The table below shows the number of RSUs and stock options awarded to each of our named executive officers during 2025.

Name	Grant Date	Number of RSUs Granted	Number of Options Granted
Stephen Silvestro	May 15, 2025	46,948(1)	80,884(1)
Stephen Silvestro	August 21, 2025	15,625(1)	35,156(2)
Edward Stelmakh	August 21, 2025	15,625(1)	35,156(1)
Theresa Greco	May 15, 2025	7,042(1)	12,133(1)
Theresa Greco	May 15, 2025	2,441(2)	—
Theresa Greco	August 21, 2025	15,625(1)	35,156(1)

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(1)            Such stock options and restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of grant.

(2)            Such restricted stock units vest on the first anniversary of the date of the grant.

Equity Grant Timing Policy and Practices

We have an Equity Award Grant scheme pursuant to which we may grant equity awards, including options to purchase shares of the Company’s Common Stock and restricted stock units, to our employees (including our named executive officers) and our non-employee directors. It is our policy that we shall not backdate any equity grant, or manipulate the timing of the public release of material information or of any equity award with the intent of benefitting a grantee under an equity award. We generally grant equity only on a regularly scheduled basis. Pursuant to our Equity Award Grant scheme, we grant new-hire equity awards to eligible new hires, which include options and RSUs, generally on the first business day of February, May, August, or November following an eligible new hire’s employment start date. The Compensation Committee may also approve an equity grant in connection with the promotion of a named executive officer or as a special retention grant, the timing of which is generally at the time of the promotion or other special event. We also make initial and annual equity grants in the form of RSUs to our non-employee directors at the time of a director’s initial appointment or election to the Board and on the date of each annual meeting of shareholders or soon thereafter. In addition, we historically made annual equity grants to our eligible employees, including our named executive officers, on an annual basis, after mid-year performance reviews have been completed in the second half of the year. Starting in 2027, we anticipate moving the granting of our annual equity incentive awards to our executive officers to the first quarter.

The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards. Instead, the timing and terms of equity awards is in accordance with the yearly compensation cycle. The Company does not time the release of material non-public information for the purpose of affecting the value of executive compensation or for the compensation of any other employee.

Employment Agreements in Effect During 2025

Stephen Silvestro.    In connection with Mr. Silvestro’s appointment as Chief Executive Officer, the Company entered into an Amended and Restated Employment Offer Letter with Mr. Silvestro in March 2025 (the “Silvestro Employment Letter”). The Silvestro Employment Letter provides that Mr. Silvestro’s employment will be on an at-will basis and further provides Mr. Silvestro an annual base salary of $500,000, with such annual base salary subject to increase but not decrease from time to time by the Compensation Committee. In addition, the Silvestro Employment Letter provides that Mr. Silvestro will (i) be eligible to participate in the Company’s executive bonus plan, with a target annual bonus equal to 80% of his annual base salary; (ii) receive a one-time equity grant valued at $1.0 million on the grant date; (iii) be eligible to participate in the Company’s annual equity grant program; (iv) be a participant in the Company’s Executive Severance Plan; and (v) be entitled to participate in various Company benefit programs offered to employees. The Silvestro Employment Letter also incorporates standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

Edward Stelmakh.    In connection with Mr. Stelmakh’s appointment as Chief Financial and Strategy Officer, the Company entered into an Amended and Restated Employment Offer Letter with Mr. Stelmakh in August 2025 (the “Stelmakh Employment Letter”). The Stelmakh Employment Letter provides that Mr. Stelmakh’s employment will be on an at-will basis and further provides Mr. Stelmakh an annual base salary of $450,000, with such annual base salary subject to increase but not decrease from time to time by the Compensation Committee. In addition, the Stelmakh Employment Letter provides that Mr. Stelmakh will (i) be eligible to participate in the Company’s cash incentive plan, with a target annual bonus equal to 55% of his annual base salary; (ii) be eligible to receive equity grants under the Company’s equity incentive plan; (iii) be a participant in the Company’s Executive Severance Plan; and (iv) be entitled to participate in various Company benefit programs offered to employees. The Stelmakh Employment Letter also incorporates standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

Theresa Greco.    The Company entered into an Amended and Restated Employment Offer Letter with Ms. Greco in August 2025 (the “Greco Employment Letter”). The Greco Employment Letter provides that Ms. Greco’s employment will be on an at-will basis and further provides Ms. Greco an annual base salary of $380,000, with such annual base salary subject to increase but not decrease from time to time by the Compensation Committee. In addition, the Greco A&R Employment Letter provides that Ms. Greco will (i) be eligible to participate in the Company’s cash incentive plan, with a target annual bonus equal to 55% of her annual base salary; (ii) be eligible to receive equity grants under the Company’s equity incentive plan; (iii) be a participant in the Company’s Executive Severance Plan; and (iv) be entitled to participate in various Company benefit programs offered to employees. The Greco Employment Letter provides that, for the avoidance of doubt, bonus payments for fiscal year 2025 will be calculated at a target bonus of 55% for a base salary of $380,000 for the full year, notwithstanding that Ms. Greco’s base salary was $360,000 from January 1, 2025 through August 17, 2025. The Greco Employment Letter also incorporates standard confidentiality, invention assignment and non-compete provisions typically included in agreements of this type.

Executive Severance Plan

The OptimizeRx Corporation Executive Severance Plan, as amended (the “Severance Plan”) provides severance benefits to certain eligible employees of the Company. Each of the Company’s named executive officers is a designated participant in the Severance Plan.

The Severance Plan provides that if Mr. Silvestro is terminated without cause or resigns for Good Reason, he would be paid (i) an amount equal to one and one half (1.5) times his base salary, paid in installments over 18 months, (ii) an amount equal to his target annual bonus in effect at the time of termination, paid in a lump sum, and (iii) payment by the Company of COBRA premiums for such executive and his spouse and eligible dependents for up to 12 months following termination (the payments in (i), (ii) and (iii) collectively referred to as “Severance Benefits”).

The Severance Plan provides that if either Mr. Stelmakh or Ms. Greco is terminated without Cause or resigns for Good Reason, such officer would be paid (i) an amount equal to one (1) times the officer’s base salary, paid in installments over 12 months, (ii) an amount equal to the officer’s target annual bonus in effect at the time of termination, paid in a lump sum, and (iii) payment by the Company of COBRA premiums for such officer and his or her spouse and eligible dependents for up to 12 months following termination (the payments in (i), (ii) and (iii) are also collectively referred to as “Severance Benefits”).

In addition, the Severance Plan provides that if either Mr. Silvestro, Mr. Stelmakh or Ms. Greco is terminated without Cause or resigns for Good Reason three months prior to or 24 months following a Change in Control, in addition to the Severance Benefits payable to such officer, such officer would be paid a lump sum payment equal to two (2) times such officer’s then current base salary.

The Severance Plan also provides that if either Mr. Silvestro, Mr. Stelmakh or Ms. Greco is terminated due to death or Disability, such officer (or the officer’s estate) would be paid an amount equal to his or her target annual bonus in effect at the time of termination, paid in a lump sum. Terms not otherwise defined herein have the meanings assigned to them in the Severance Plan.

Unless otherwise stated in a participant’s individual employment agreement, if any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so than no portion of the payments is subject to the excise tax, or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.

The Severance Plan provides that in no event will any participant receive the severance benefits provided for in the Severance Plan in addition to severance benefits provided for under any other severance arrangement. Rather, if a participant is covered by any other severance arrangement, such participant will receive as severance the greater of (x) the payments and benefits set forth in the Severance Plan and (y) the payments and benefits set forth in, and subject to the terms, conditions and restrictions of, the other severance arrangement.

401(k) Retirement Plan

The OptimizeRx Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”) is available to all eligible employees, including our named executive officers. We offer the 401(k) Plan to enhance our ability to attract and retain talented executives and other employees and to encourage them to systematically save for retirement. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee, and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts.

There are two types of contributions to the 401(k) Plan: (1) voluntary employee contributions, which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) the Company matching contribution to each eligible employee. Under the 401(k) Plan, the Company matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2% of pay contributed by the employee up to the Internal Revenue Code limits. All employee and Company matching contributions are immediately vested at 100%. There are no vesting requirements for employee voluntary contributions.

Benefits under the 401(k) Retirement Plan are payable at age 65 (normal retirement), total disability, death, or, if earlier, upon employment termination if so elected by the participant.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

Say-on-Pay

The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2025 Annual Meeting, 58.53% of votes cast were in favor of our 2024 executive compensation program. While the Board was pleased that the Say-on-Pay vote was approved, the Board acknowledges that the advisory vote was approved with a low level of support. The 2025 voting results have been carefully considered when making go-forward compensation decisions. As part of our open and ongoing dialogue with our shareholders, and in response to our 2025 Say-on-Pay vote results, we reached out to our shareholders. An overarching theme that we heard from shareholders in our meetings was that they wanted a meaningful portion of the Company’s executive’s equity compensation to consist of performance-based awards. Historically, we have granted our executives an even mix of time-based stock options and time-basesd RSUs. Considering the feedback we have received from shareholders in late 2025 and early 2026, we intend to phase-in changes to our executive compensation program to increase the program’s emphasis on at-risk, performance-based compensation by transitioning from all time-based awards to a mix of performance-based and time-based awards. We value the opinions of our shareholders and look forward to a continued, open dialogue on compensation matters and other issues relevant to our business.

We are asking for your support of our executive compensation program in Proposal No. 2 (and that you approve Proposal No. 3 and/or Proposal No. 4 so that we have enough shares available in order to be able to issue performance-based equity awards to our executive officers as discussed above). The Compensation Committee and the Board will continue to consider the outcome of Say-on-Pay votes and other shareholder input, as well as available market data, in making future decisions regarding executive compensation, including the setting of future performance measures and targets upon which equity compensation is based.

Summary Compensation Table for 2025

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during the years noted below:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen Silvestro Chief Executive Officer(5)	2025	500,000	752,184	834,310	627,623	3,600	2,717,717
	2024	400,000	228,173	199,999	141,360	3,600	973,132
Edward Stelmakh Chief Financial & Strategy Officer(6)	2025	450,000	252,188	334,309	471,873	15,800	1,524,170
	2024	425,000	230,826	199,999	137,679	15,800	1,009,304
Theresa Greco Chief Commercial Officer	2025	367,500	353,182	409,312	398,471	15,800	1,544,265

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(1)            Represents the grant date fair value of awards determined in accordance with FASB ASC Topic 718. Stock awards granted in 2025 consisted of time-based restricted stock units. We calculated the estimated fair value of the time-based restricted stock unit awards using the closing price per share of our Common Stock on the grant date. See also Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The stock awards granted in 2025 are subject to vesting conditions described under “— Equity Awards.”

(2)            Represents the grant date fair value of option awards determined in accordance with FASB ASC Topic 718. We calculated the grant date fair value of option awards using the Black-Scholes option pricing model using assumptions set forth in Notes 2 and 11 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The option awards granted in 2025 are subject to vesting conditions described under “— Equity Awards.”

(3)            Represents annual performance-based bonuses paid after the fiscal year with respect to that fiscal year’s performance to our named executive officers. All annual performance-based bonus awards issued in fiscal 2025 to our named executive officers were issued pursuant to our Cash Bonus Plan. See “— Annual Cash Compensation.”

(4)            The “All Other Compensation” column for the fiscal year ended December 31, 2025 includes the following compensation items.

Named Executive Officer	Contribution to 401(k) Plan ($)	Technology Reimbursement ($)	Total ($)
Stephen Silvestro	—	3,600	3,600
Edward Stelmakh	12,200	3,600	15,800
Theresa Greco	12,200	3,600	15,800

(5)            Mr. Silvestro became the Company’s Chief Executive Officer on March 10, 2025, served as the Company’s interim Chief Executive Officer from January 1, 2025 through March 10, 2025; the Company’s President from October 24, 2023 through January 1, 2025 and as the Company’s Chief Commercial Officer from April 29, 2019 through October 24, 2023.

(6)            Mr. Stelmakh was named the Chief Financial & Strategy Officer in August 2025. He joined the Company as Chief Financial Officer & Chief Operations Officer in October 2021, a position he held until his appointment as Chief Financial & Strategy Officer.

Narrative Disclosure to the Summary Compensation Table

Employment Agreements.    For a description of the employment agreements for each of Mr. Stelmakh, Mr. Silvestro, and Ms. Greco please see “— Employment Agreements in Effect During 2025.”

2021 Equity Incentive Plan.    The purpose of the 2021 Equity Plan is to provide directors, officers, employees and consultants of the Company or an affiliate of the Company an equity-based incentive to maintain and enhance the performance and profitability of the Company. The 2021 Equity Plan is administered by the Compensation Committee. Subject to adjustment as provided in the 2021 Equity Plan, 4,450,000 shares of our Common Stock are authorized to be issued pursuant to the 2021 Equity Plan upon exercise of awards. If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the 2021 Equity Plan. At the Annual Meeting, shareholders are being asked to vote to approve an amendment to the 2021 Equity Plan which would increase the number of shares authorized for issuance under the 2021 Equity Plan by 1,000,000 shares of Common Stock. See Proposal No. 3 — Approval of an Amendment to 2021 Equity Plan to Increase the Number of Shares of Common Stock Available for Awards by 1,000,000 Shares. In addition, at the Annual Meeting, shareholders are also being asked to vote to approve an amendment to the 2021 Equity Plan to add an evergreen provision which shall provide that the number of shares issuable under the 2021 Equity Plan would automatically increase on January 1, 2027 and on each subsequent January 1 through and including January 1, 2031, in an amount equal to 5% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year. See Proposal No. 4 — Amendment to the 2021 Equity Plan to Adopt an Evergreen Provision.

Awards under the 2021 Equity Plan are evidenced by award agreements in such forms as the Compensation Committee may from time to time approve. All awards must be granted on or before the tenth anniversary of the effective date of the 2021 Equity Plan. All awards under the 2021 Equity Plan are subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each of our named executive officer’s information regarding unexercised options and unvested stock awards outstanding at December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Stephen Silvestro	03/01/2022	11,726	—	43.24	03/01/2027	—	—
	10/03/2022	39,055	—	15.04	10/02/2027	—	—
	12/19/2023	13,092	6,547	12.73	12/18/2028	—	—
	12/19/2023	—	—	—	—	6,547(2)	80,266
	12/23/2024	—	—	—	—	27,606(2)	338,450
	12/23/2024	25,913	51,828	4.83	12/22/2029	—	—
	05/15/2025	—	80,884	10.65	05/15/2029	—	—
	05/15/2025	—	—	—	—	46,948(2)	575,582
	08/21/2025	—	35,156	16.14	08/21/2029	—	—
	08/21/2025	—	—	—	—	15,625(2)	191,563
Edward Stelmakh	10/11/2021	25,191	—	81.09	10/11/2026	—	—
	10/03/2022	97,637	—	15.04	10/02/2027	—	—
	12/19/2023	10,474	5,237	12.73	12/18/2028	—	—
	12/19/2023	—	—	—	—	5,237(2)	64,206
	12/23/2024	—	—	—	—	27,606(2)	338,450
	12/23/2024	25,914	51,828	4.83	12/22/2029	—	—
	08/21/2025	—	35,156	16.14	08/21/2029	—	—
	08/21/2025	—	—	—	—	15,625(2)	191,563
Theresa Greco	11/01/2023	23,838	11,920	8.10	11/01/2027	—	—
	11/01/2023	—	—	—	—	6,173(2)	75,681
	12/23/2024	9,717	19,436	4.83	12/22/2029	—	—
	12/23/2024	—	—	—	—	10,352(2)	126,916
	05/15/2025	—	12,133	10.65	05/15/2029	—	—
	05/15/2025	—	—	—	—	7,042(2)	86,335
	05/15/2025	—	—	—	—	2,441(3)	29,927
	08/21/2025	—	35,156	16.14	08/21/2029	—	—
	08/21/2025	—	—	—	—	15,625(2)	191,563

____________

(1)            All stock options in this column vest in three equal annual installments beginning on the first anniversary of the date of grant.

(2)            Restricted stock units that vest in three equal annual installments beginning on the first anniversary of the date of grant.

(3)            Restricted stock units that vest in full on the first anniversary of the date of grant.

(4)            Calculated by multiplying the closing price per share of the Company’s Common Stock on December 31, 2025, $12.26, by the number of shares.

Pay versus Performance

The following table shows (i) the total compensation for our principal executive officers (PEOs), and on an average basis, our other named executive officers (NEOs) as set forth in the summary compensation tables set forth in the Company’s proxy statements for 2025, 2024 and 2023 (“SCT”); (ii) the “compensation actually paid“ to our PEOs and, on an average basis, our other named executive officers (in each case, as determined under applicable SEC rules); (iii) our total shareholder return (“TSR”); and (iv) our net income. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our named executive officers during a covered year. No dividends were paid or accrued on stock awards for the years presented.

Fiscal Year	SCT Total for PEO William Febbo(1)	Compensation Actually Paid to PEO William Febbo(1)(3)	SCT Total for PEO Stephen Silvestro(1)	Compensation Actually Paid to PEO Stephen Silvestro(1)(3)	Average SCT Total for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(2)(3)	OPRX TSR(4)	Net Income (Loss) ($)(5)
2025	$0	$0	$2,717,717	$3,846,197	$1,534,218	$2,410,807	$72.98	$5,132,000
2024	$2,272,063	$(305,928)	—	—	$991,218	$81,079	$28.93	$(20,110,000)
2023	$2,789,528	$2,298,481	—	—	$950,042	$322,486	$85.18	$(17,566,000)

____________

(1)            Our PEO for 2025 was Stephen Silvestro, who served as our interim Chief Executive Officer from January 1, 2025 through March 10, 2025 and as our Chief Executive Officer since March 10, 2025. For 2024 and 2023, our PEO was William Febbo, who served as our Chief Executive Officer during 2024 and 2023.

(2)            The dollar amounts reported in this column represent the average of the amounts reported for our other NEOs in the “Total” column of the SCT in each applicable year. Our other NEOs in 2025 were Edward Stelmakh and Theresa Greco and, in 2024 and 2023, our other NEOs were Edward Stelmakh and Stephen Silvestro.

(3)            SEC rules require certain adjustments be made to the SCT total compensation to determine “compensation actually paid” for purposes of the Pay versus Performance Table, which are detailed for 2025 in the table below. Neither our PEO nor our other NEOs participated in a defined benefit plan; therefore, no adjustment for pension benefits is included in the table below.

Year	Position	Reported SCT Total Compensation	[Less] Reported Grant Date Value of Equity Awards(a)	[Plus/Minus] Equity Award Adjustments(b)	[Equals] Compensation Actually Paid
2025	PEO	$2,717,717	$(1,586,494)	$2,714,974	$3,846,197
	Other NEOs Average	$1,534,218	$(674,496)	$1,551,085	$2,410,807

____________

(a)            Represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the SCT for 2025.

(b)            The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation methodologies and assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculting the equity award adjustments are as follows:
Fiscal Year	Executives	[Plus] Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year (i)	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (ii)	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year (iii)	[Plus] Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (iv)	[Less] Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year (v)	Total Equity Award Adjustments
2025	PEO	$1,519,992	$608,031	$586,951	$0	$0	$2,714,974
	Other NEOs	$492,277	$450,481	$608,327	$0	$0	$1,551,085

(4)            TSR is determined based on the value of an initial fixed investment of $100 in the Company’s Common Stock at December 31, 2022.

(5)            The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Comparisons

The charts below show, for the past three years, the following: the relationship of “compensation actually paid” to our PEOs and, on average, to our other NEOs as a group and each of (a) the Company’s TSR, and (b) the Company’s net income (loss).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policy on Related Party Transactions

The Company has a written Related Person Transaction Policy to govern the procedures for the review and consideration of all related party transactions.

The Related Person Transaction Policy applies to any transaction in which OptimizeRx is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. A related party means any director, executive officer, any nominee for director, any shareholder known to OptimizeRx to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.

It is the responsibility of the Audit Committee to review related party transactions and approve, ratify, revise or reject such transactions. It is our policy to enter into or ratify related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of OptimizeRx and its shareholders. In determining whether to approve or ratify a related party transaction, the Audit Committee may consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to OptimizeRx; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director may participate in the deliberations or vote regarding a transaction in which the director, or a member of the director’s immediate family, has a direct or indirect interest.

Under our Related Person Transaction Policy, certain types of transactions are deemed to be pre-approved, including compensation of executive officers and directors approved by the Compensation Committee and transactions involving competitive bids or at rates fixed by governmental authority.

Related Party Transactions

James Lang, one of our Board Members, was formerly the Chief Executive Officer of Eversana Life Science Services, LLC. As of December 2025, he is no longer Chief Executive Officer of EVERSANA but serves on its Board of Directors. OptimizeRx has entered into a Reseller Agreement with EVERSANA whereby EVERSANA may offer OptimizeRx solutions to its life sciences customers from which we generate revenue. During the years ended December 31, 2025 and December 31, 2024, respectively, we recognized $922,416 and $375,280 in revenue from OptimizeRx solutions sold by EVERSANA to its life sciences customers. Each opportunity sourced by EVERSANA was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the contracts are at market rates, were generated in the normal course of business and are no less favorable than those which could have been obtained from an unaffiliated party.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14(a) of the Exchange Act, we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement.

The Compensation Committee and the Board appreciate and value the views of our shareholders. In response to our 2025 Say-on-Pay vote results, we reached out to and met with our shareholders in late 2025 and early 2026 to understand our shareholders’ perspsectives. More information on those engagement efforts and how we intend to address feedback we received from shareholders is described above under “Executive Compensation — Say-on-Pay.”

We are asking for your support of our executive compensation program. Accordingly, the Company is submitting the following resolution for shareholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to applicable SEC rules, including the compensation tables and any related narrative discussion, is hereby APPROVED.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinion of our shareholders and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our shareholders at our 2021 Annual Meeting of Shareholders, our Board has adopted a policy of holding Say-on-Pay votes every year until the Company is required to hold another advisory vote on the frequency of Say-on-Pay votes, which will occur no later than our 2027 Annual Meeting of Shareholders. The next Say-on-Pay vote will occur at our 2027 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON
AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO SEC RULES.

INFORMATION REGARDING SECURITY HOLDERS

Security Ownership of Management

Set forth below is certain information with respect to the beneficial ownership of our Common Stock as of the record date, held by each of our directors, each of our director nominees, each of our named executive officers, and by all of our current directors and executive officers as a group. As of the record date, 18,765,075 shares of our Common Stock were outstanding. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of Common Stock listed. The address of each person named in this table is c/o OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453.

Name of Benefical Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent(1)
Stephen Silvestro	217,166	*
Edward Stelmakh	232,074	*
Theresa Greco	72,868	*
Lynn O’Connor Vos	72,642	*
Catherine Klema	21,620	*
James Lang	399,320	2.1%
Patrick Spangler	44,215	*
Mariyamma Varghese Presti	0	*
Gregory Wasson	57,183	*
All current directors and executive officers as a group (13 persons)	1,450,969	7.5%

____________

*        Denotes less than 1%.

(1)            The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of Common Stock currently issuable or issuable within 60 days of the record date upon the exercise of options or vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options and restricted stock units which have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)            Includes shares that could be acquired upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the record date, as follows: 89,786 shares for Mr. Silvestro; 159,216 shares for Mr. Stelmakh; 33,555 shares for Ms. Greco, and 515,551 shares for all current directors and executive officers as a group.

(3)            Includes shares that could be acquired upon the vesting of restricted stock units that will vest within 60 days of the record date, as follows: 9,868 shares for each of Ms. Klema, Ms. Vos, Mr. Lang, Mr. Spangler, and Mr. Wasson; 15,649 shares for Mr. Silvestro; 4,788 shares for Ms. Greco, and 69,777 shares for all current directors and executive officers as a group.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the record date, information regarding persons or entities that, to the best of our knowledge, are beneficial owners of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percentage of Class(1)
Whetstone Capital Advisors, LLC 2001 Shawnee Mission Pkwy Mission Woods, KS 66205	1,508,303(2)	8.0%
The Weintraub Family Revocable Trust 10799 N 90th Street, Suite 200 Scottsdale, AZ 85260	1,384,467(3)	7.4%
BlackRock Fund Advisors 50 Hudson Yards New York, NY 10001	1,134,954(4)	6.1%

____________

(1)            Based on 18,493,447 shares of the Company’s Common Stock outstanding as of the record date.

(2)            Information is based solely on an Amendment to a Schedule 13D filed with the SEC on April 21, 2025 by Whetstone Capital Advisors, LLC (“Whetstone”) and David Atterbury (“Mr. Atterbury”). Whetstone and Mr. Atterbury reported that, as of April 18, 2025, they had shared voting and dispositive power with respect to 1,508,303 shares of our Common Stock and sole voting and dispositive power with respect to 0 shares of our Common Stock. Whetstone may be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private investment funds which hold Common Stock of the Company. Mr. Atterbury may also be deemed to be the beneficial owner of these shares because he controls Whetstone in his position as manager of Whetstone.

(3)            Information based, in part, on a Schedule 13G filed with the SEC on November 28, 2023 by Michael Weintraub and, in part, on Company records. Mr. Weintraub reported that he beneficially owned 1,384,467 shares of the Company’s Common Stock (the “Weintraub Shares”). On or about November 29, 2023, Mr. Weintraub gifted the Weintraub Shares to The Weintraub Family Revocable Trust. Mr. Weintraub and his spouse serve as co-trustees to the family trust and share voting and voting and dispositive power with respect to the Weintraub Shares.

(4)            Information is based solely on a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”) on behalf of BlackRock and its subsidiaries. BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 1,125,783 shares of our Common Stock, sole dispositive power with respect to 1,134,954 shares of our Common Stock, and shared voting and dispositive power with respect to 0 shares of our Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal 2025, and the period through the date hereof. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2025, other than as previously disclosed or as follows: one late Form 3 for each of Mr. D’Silva, Mr. Merrell, and Ms. Varghese Presti; two late Forms 4 covering a total of four transactions for Mr. D’Silva; one late Form 4 covering one transaction for each of Mr. Lang, Mr. Spangler, Mr. Besch, Ms. Odence-Ford, Mr. Silvestro and Mr. Stelmakh; and one late Form 4 covering a total of three transactions for Mr. Merrell.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS BY 1,000,000 SHARES

We are seeking the approval of our shareholders for two separate amendments to our 2021 Equity Plan. This Proposal No. 3 relates to an amendment to the 2021 Equity Plan to increase the aggregate number of shares of Common Stock available for awards under the 2021 Equity Plan (the “2021 Equity Plan Share Increase Amendment”). Proposal No. 4, which follows, relates to an amendment to the 2021 Equity Plan to adopt an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan over a period of five years. Each of Proposal No. 3 and Proposal No. 4 will be voted on separately, and the approval of either Proposal is not contingent upon the approval of the other. This Proposal No. 3 addresses the 2021 Equity Plan Share Increase Amendment. Our Board has approved the 2021 Equity Plan Share Increase Amendment and unanimously recommends its approval by our shareholders.

The OptimizeRx 2021 Equity Incentive Plan was initially approved by the Board in May 2021 and our shareholders in June 2021. The 2021 Equity Plan, as adopted, reserved an aggregate of 2,500,000 shares of Common Stock for issuance thereunder. Amendment No. 1 to the 2021 Equity Plan was approved by our Board in April 2024 and our shareholders in June 2024 to increase the number of shares authorized for issuance thereunder by 1,950,000 shares of Common Stock. In April 2026, our Board approved, subject to shareholder approval, an amendment to the 2021 Equity Plan to increase the number of shares authorized for issuance thereunder by 1,000,000 shares of Common Stock. The 2021 Equity Plan Share Increase Amendment is attached hereto as Appendix B.

A summary of the 2021 Equity Plan, as proposed to be amended, is set forth below. This summary is qualified in its entirety by the full text of (i) the 2021 Equity Plan and Amendment No. 1 thereto, each of which is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and (ii) the 2021 Equity Plan Share Increase Amendment, which is attached hereto as Appendix B.

Reasons for the Proposed Amendment

The Board recommends that shareholders vote “FOR” the adoption of the 2021 Equity Plan Share Increase Amendment to increase the number of authorized shares. In making such recommendation, the Board considered a number of factors, including the following:

•        Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees, and the shareholders to create long-term shareholder value. The 2021 Equity Plan Share Increase Amendment will allow us to continue to attract, motivate, and retain our officers, key employees, non-employee directors, and consultants.

•        Our Board has determined that there are not sufficient shares of Common Stock available under the 2021 Equity Plan to support the Company’s intended compensation programs over the next year, including the phase-in of performance-based equity awards as discussed in “Executive Compensation — Say-on-Pay.”

•        If the amendment to the 2021 Equity Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

•       We believe that the additional 1,000,000 shares will provide sufficient authorized shares available under the 2021 Equity Plan for the grant of awards for approximately one year.

•       As discussed further below under “Determination of Shares Available Under the Plan”, the Compensation Committee and the Board believe that the increase in the number of shares of Common Stock available under the 2021 Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives for approximately a one year period, an essential component of our overall compensation program.

Shareholders are asked to approve the 2021 Equity Plan Share Increase Amendment to satisfy Nasdaq requirements relating to shareholder approval of equity compensation and to qualify certain stock options authorized under the 2021 Equity Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Text of the 2021 Equity Plan Share Increase Amendment

The proposed 2021 Equity Plan Share Increase Amendment is attached hereto as Appendix B.  The proposed 2021 Equity Plan Share Increase Amendment increases the 4,450,000 shares reserved for issuance of awards under the 2021 Equity Plan to 5,450,000 shares.

As of April 10, 2026, there were only 531,694 shares of Common Stock available for issuance under the 2021 Equity Plan. We do not believe that the number of awards remaining available for grant under the 2021 Equity Plan is sufficient to enable us to retain and recruit employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success. We estimate that with the 2021 Equity Plan Share Increase Amendment, we will have a sufficient number of shares of Common Stock to cover issuances under the 2021 Equity Plan for approximately one year.

In the event that our shareholders do not approve this proposal, the 2021 Equity Plan Share Increase Amendment will not become effective and awards will continue to be made under the 2021 Equity Plan to the limited extent that there are available shares of our Common Stock to do so.

Summary of the 2021 Equity Plan

The following is a summary of certain material features of the 2021 Equity Plan, which remain unchanged from those in effect prior to the 2021 Equity Plan Share Increase Amendment, since the only change to the 2021 Equity Plan as proposed to be amended by the 2021 Equity Plan Share Increase Amendment is the increase in the shares available for issuance under the 2021 Equity Plan.

Purpose

The purpose of the 2021 Equity Plan is to provide directors, officers, employees and consultants of the Company or an affiliate of the Company an equity-based incentive to maintain and enhance the performance and profitability of the Company.

Administration

The Board has appointed the Compensation Committee of the Board to administer the 2021 Equity Plan. Under the 2021 Equity Plan, the Compensation Committee has the power to interpret the 2021 Equity Plan’s terms and provisions. All determinations by the Compensation Committee or any appropriately delegated officer will be final, binding and conclusive on all persons, including the Company and participants. The Compensation Committee has absolute authority to determine the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the award agreements evidencing such awards.

The Compensation Committee may delegate to one or more officers of the Company the authority to grant awards to designated classes of eligible individuals, within limits specifically prescribed by the Compensation Committee; provided that no such officer will have the authority to grant awards to himself or herself or to any person then subject to Section 16 of the Exchange Act.

Determination of Shares to be Available for Issuance

In order to determine the additional number of shares to request to be added to the pool of shares available for future grant pursuant to the 2021 Equity Plan, the Compensation Committee consulted Pearl Meyer, its independent compensation consultant. Pearl Meyer performed a dilution analysis and examined a number of factors, including the Company’s burn rate. The Compensation Committee and the Board considered Pearl Meyer’s analysis and advice in reaching its decision to request that the 2021 Equity Plan be amended to  increase the number of shares authorized for issuance thereunder by 1,000,000 shares of Common Stock.

Dilution Analysis.    As of April 10, 2026, our capital structure consisted of 18,765,075 shares of Common Stock outstanding and no shares of preferred stock. The table below shows our potential dilution (referred to as “overhang”) levels based on our Common Stock outstanding, equity awards outstanding and our request for 1,000,000 additional shares to be available for awards pursuant to the 2021 Equity Plan. The 1,000,000 shares represent 5.3% of our outstanding shares as of April 10, 2026. The Board believes that the 1,000,000 shares requested represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, an important component of our compensation program.

	# Shares as of 04/10/2026	% of Common Shares Outstanding as of 4/10/2026
New Share Reserve Proposal	1,000,000	5.3%
Shares Remaining Available for Future Issuance	561,165	3.0%
Stock Options and Full-Value Awards Outstanding(1)	2,955,825	15.8%
Total Awards Granted + New Share Reserve	4,516,990	24.1%
Common Shares Outstanding as of 4/10/2026	18,765,075

____________

(1)            For outstanding stock options, the weighted average exercise price is $16.15 and the weighted average remaining term is 3.11 years.

Burn Rate.    The following table sets forth information regarding the awards granted, the burn rate for each of the last five years and the average burn rate over the last five years. The burn rate has been calculated as the quotient of (i) the sum of (x) all stock options granted in such year; and (y) restricted stock units granted in such year, divided by (ii) the weighted average number of shares of Common Stock outstanding for each such year.

BURN RATE

Element	2021	2022	2023	2024	2025
Stock Options Granted	424,588	862,938	426,703	716,297	789,281
Restricted Stock Units Granted	303,556	467,043	383,406	545,772	426,358
Total Shares Granted	728,144	1,329,981	810,109	1,262,069	1,215,639
Weighted average number of shares outstanding – basic	17,228,019	17,783,992	17,124,801	18,292,935	18,555,343
Annual Burn Rate	4.2%	7.5%	4.7%	6.9%	6.6%

The Company currently expects that the 1,000,000 additional shares requested will be sufficient to fund the Company’s equity needs for approximately one year.

Shares

The 2021 Equity Plan currently reserves an aggregate of 4,450,000 shares of our Common Stock for the issuance of awards under the 2021 Equity Plan (all of which may be granted as ISOs). The proposed 2021 Plan Amendment increases the 4,450,000 shares reserved for issuance of awards under the 2021 Equity Plan to 5,450,000 shares (all of which may be granted as ISOs). The maximum number of shares that may be issued under the 2021 Equity Plan is subject to adjustment, as described below. Shares issued under the 2021 Equity Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the 2021 Equity Plan.

If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the 2021 Equity Plan. Shares tendered by a participant or withheld by the Company in payment of the purchase price of a stock option or SAR or to pay taxes may not be added back to the available pool of shares authorized under the 2021 Equity Plan, nor may shares purchased using option proceeds or not issued upon settlement of a SAR.

Non-Employee Director Compensation Limit

The 2021 Equity Plan provides that the value of all awards awarded under the 2021 Equity Plan and all other cash and non-cash compensation paid by the Company or any affiliate to any non-employee director in any calendar year may not exceed $750,000, with a $1,000,000 limit as to any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.

For purposes of the non-employee director limits, the value of any award will be valued based on the grant date fair value as determined by the Company for financial statement purposes and all other non-cash compensation will be valued at fair market value as reasonably determined by the Compensation Committee.

Vesting Restrictions

Awards granted under the 2021 Equity Plan will not vest over a period of less than one year from the date of grant. The Compensation Committee may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant’s death or disability, in the event of a change in control or an involuntary termination on or following a change in control. Up to 5% of the shares reserved for issuance under the 2021 Equity Plan (subject to adjustment as described below) may be granted under awards that are not subject to these vesting restrictions. In addition, this minimum vesting provision will not apply to awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders.

Eligibility

Generally, all directors, officers, employees and consultants of our Company and affiliates are eligible to receive awards under the 2021 Equity Plan. As of the date hereof, it is anticipated that approximately 138 persons are eligible to receive awards under the 2021 Equity Plan.

Types of Awards

The following types of awards may be granted under the 2021 Equity Plan:

•        options (both ISOs and non-qualified options);

•        stock appreciation rights (“SARs”);

•       restricted stock;

•       restricted stock units (“RSUs”);

•        performance awards; and

•        other stock-based award.

Options.    Options granted under the 2021 Equity Plan may be ISOs (qualifying for favorable income tax treatment under Section 422 of the Code) or non-qualified stock options. A description of the tax treatment of stock options appears below under the heading “Federal Income Tax Information.”

The Compensation Committee will determine the exercise price at which shares underlying a stock option may be purchased. The exercise price for options granted under the 2021 Equity Plan must be equal to at least 100% (or 110% in the case of certain ISOs) of the fair market value (as defined the 2021 Equity Plan) of our Common Stock as of the date of the grant of the option. The exercise price of a stock option may be paid pursuant to one or more of the following methods, as determined by the Compensation Committee and set forth in the award agreement: cash, check, by delivering shares of Common Stock owned by the participant (or attesting to ownership of such shares) or by permitting OptimizeRx to withhold shares of Common Stock for which the stock option is exercisable.

Stock options granted under the 2021 Equity Plan are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. In no event will a stock option be exercisable after ten years (or 5 years in the case of certain ISOs) from the date of grant. The 2021 Equity Plan also contains an automatic exercise provision which provides that immediately before its expiration, an option will be deemed automatically exercised if certain conditions set forth in the 2021 Equity Plan are satisfied, including the option being in-the money. A participant may not receive dividends or dividend equivalents with respect to stock options. No option will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit an option to be transferred by a participant to a family member (as defined in the 2021 Equity Plan), subject to restrictions set forth in the 2021 Equity Plan.

SARs.    SARs issued under the 2021 Equity Plan may be “Tandem SARs,” which are granted in conjunction with a stock option, or “Free-Standing SARs,” which are not granted in conjunction with a stock option. A SAR is a right to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock, in an amount equal to the product of (i) the excess of the fair market value of one share as of the exercise date over the exercise price of the applicable SAR, multiplied by (ii) the number of shares in respect of which the SAR has been exercised. The exercise price per share may not be less than the fair market value of a share of Common Stock on the date the SAR is granted. SARs are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. No SAR will be exercisable later than ten years after the date it is granted. A participant may not receive dividends or dividend equivalents with respect to SARs.

No free-standing SAR will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit a free-standing SAR to be transferred by a participant to a family member (as defined in the 2021 Equity Plan), subject to restrictions set forth in the 2021 Equity Plan. A Tandem SAR will be transferable only with the related stock option.

Restricted Stock and RSUs.    Each award of restricted stock or RSUs will be subject to such terms and conditions consistent with the 2021 Equity Plan as determined by the Compensation Committee and as set forth in the applicable award agreement. Restricted shares granted under the 2021 Equity Plan are, for a period of time determined by the Compensation Committee, subject to forfeiture if certain conditions established by the Compensation Committee, including performance goals set by the Compensation Committee, are not met. An RSU is an award denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares, or both. The Compensation Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse.

Participants holding restricted shares may have such rights with respect to such shares as may be determined by the Compensation Committee and set forth in the applicable award agreement, including the right to vote such shares. Participants holding RSUs do not possess any voting rights with respect to those units. The 2021 Equity Plan provides that dividends on restricted shares or RSUs will be paid only to the extent the underlying award vests.

During the restriction period set by the Compensation Committee, the participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock or RSUs awarded under the 2021 Equity Plan. The vesting provisions of each award of restricted stock or RSUs will be set forth in the applicable award agreement or other document approved by the Compensation Committee.

Performance Awards.    The 2021 Equity Plan provides for the award of performance awards either alone or in conjunction with other awards granted under the 2021 Equity Plan. The performance goals to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee.

Other Stock-Based Awards.    The 2021 Equity Plan provides that other stock-based awards may be granted either alone or in conjunction with other awards granted under the 2021 Equity Plan.

Termination of Employment

Unless otherwise provided in the applicable award agreement, if a participant’s employment is terminated, outstanding vested and unvested stock options and SARS will be subject to the following treatment:

•        unvested stock options and SARs shall expire;

•        exercisable stock options and SARs will expire immediately if the participant is terminated for cause;

•        exercisable stock options and SARS will expire on the earliest to occur of:

o      if the participant’s termination of employment occurs for reasons other than cause, disability, death or, in the case of a nonqualified stock option, retirement, the date that is three months after such termination of employment;

o      if the Participant’s termination of employment occurs by reason of disability, death or, in the case of a nonqualified stock option, retirement, the one-year anniversary of such termination of employment; and

o      the last day of the term of the stock option or SAR.

If a participant dies after his or her termination of employment but while a stock option or SAR is otherwise exercisable, the portion of the stock option or SAR that is vested and exercisable on the date of such termination of employment will expire upon the earlier to occur of the last day of the term of the stock option or SAR and the one-year anniversary of the date of death.

The effect of a termination of employment on unvested restricted stock awards and restricted stock units will be set forth in the applicable award agreement.

Change in Control

Unless provided otherwise in the applicable award agreement, in the event of a “change in control” (as defined in the 2021 Equity Plan):

•       If equivalent replacement awards are not substituted for awards granted and outstanding under the 2021 Equity Plan at the time of such change in control then any outstanding time-based award will automatically vest in full and any performance-based award will vest based on performance through the last date prior to the change in control that the performance goals can be measured.

•       If equivalent replacement awards are substituted for awards granted and outstanding under the 2021 Equity Plan at the time of such change in control, vesting of unvested awards will not accelerate. However, such replacement awards will vest and be deemed earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the level of achievement through the latest date preceding the termination of employment as to which performance can, as a practical matter, be determined) upon an involuntary termination of employment or death or disability within twenty-four (24) months after such change in control (i.e., the awards “double-trigger” vest). Any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the expiration of the stated full term of the stock option or SAR.

An award will qualify as a “replacement award” under the 2021 Equity Plan if the following conditions are met in the sole discretion of the Compensation Committee: (i) it is of the same type as the award being replaced, which we refer to as the replaced award; (ii) it has a value equal to the value of the replaced award as of the date of the change in control; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

Adjustments to Awards Due to Changes in OptimizeRx’s Capital Structure

If there is any change in the number or kind of shares of Common Stock outstanding by reason of:

•        a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares,

•        a merger, reorganization or consolidation,

•        a reclassification or change in par value, or

•        any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s or its shareholders’ receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then

o      the maximum number and kind of shares of Common Stock available for issuance under the 2021 Equity Plan,

o      the maximum number and kind of shares of Common Stock for which any individual may receive awards in any year,

o      the kind and number of shares covered by outstanding awards,

o      the kind and number of shares issued and to be issued under the 2021 Equity Plan, and

o      the price per share or the applicable market value of such awards will be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2021 Equity Plan and such outstanding awards. Any adjustment made need not be the same for all participants. The Compensation Committee has the sole discretion and authority to determine what appropriate adjustments should be made and any adjustments determined by the Compensation Committee will be final, binding and conclusive.

Repayment

All awards under the 2021 Equity Plan will be subject to any clawback policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

Repricing of Options and SARs

In no event may any stock option or SAR granted under the 2021 Equity Plan be amended, other than in connection with adjustments due to changes in OptimizeRx’s capital structure described above, to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option or free-standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the applicable exchange listing standards or for accounting purposes, as a “repricing” of such stock option or free-standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

Amendment and Termination

The Compensation Committee may amend, alter, or discontinue the 2021 Equity Plan, but no amendment, alteration or discontinuation may be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, applicable exchange listing standards or accounting rules. In addition, no amendment may be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange.

Term of the 2021 Equity Plan

The 2021 Equity Plan will terminate on the tenth anniversary of the date on which such Plan was approved by the Company’s shareholders.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2021 Equity Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

ISOs.    A participant generally will not recognize income on the grant or exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an ISO within two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in connection with the exercise of such ISO in the same manner as on the exercise of a nonqualified stock option, as described below.

Non-qualified Stock Options and SARs.    A participant generally is not required to recognize income on the grant of a nonqualified stock option or a SAR. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the aggregate exercise price and (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise.

Restricted Stock.    Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of Code, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the vesting shares on that date over the amount paid, if any, for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any, for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

RSUs.    A participant generally is not required to recognize income on the grant of an RSU. In general, on the date the RSUs vest, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the stock deliverable on the vesting date.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the 2021 Equity Plan will be treated as capital gain or loss. Gain or loss will be long-term capital gain or loss for shares held for more than one year.

Deductibility by the Company.    We generally are not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an ISO that is treated as a nonqualified stock option), a SAR, or restricted stock or RSU, in general, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

New Plan Benefits

The grant of awards under the 2021 Equity Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group other than the anticipated annual director grants. Pursuant to our non-employee director compensation policy for 2026, each non-employee director upon his or her re-election will be granted an annual equity grant with a grant date value of approximately $175,000.

Since it is not possible to determine the exact number of awards that will be granted under the 2021 Equity Plan, the awards granted during 2025 under the 2021 Equity Plan are set forth in the following table.

Name and Position	Number of Stock Options	Number of Restricted Shares/ Restricted Stock Units
Stephen Silvestro, Chief Executive Officer	116,040	62,573
Edward Stelmakh, Chief Financial & Strategy Officer	35,156	15,625
Theresa Greco, Chief Commercial Officer	47,289	25,108
Current Executive Officers as a Group	117,186	52,084
Current Non-Executive Director Group	0	49,340
Current Non-Executive Officer Employee Group	473,610	214,626

Market Price of Shares

The closing price of our Common Stock, as reported on Nasdaq on April 28, 2026, was $6.40.

Equity Compensation Plan Information

The following details information regarding OptimizeRx’s existing equity compensation plans as of December 31, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)(1)
Equity compensation plans approved by security holders
2013 Equity Compensation Plan	133,678	$46.13	—
2013 Equity Compensation Plan	4,000	N/A	—
2021 Equity Compensation Plan	2,232,255	$15.40	508,120
2021 Equity Compensation Plan	712,070	N/A	—
Equity compensation plans not approved by security holders	—	N/A	—

____________

(1)            This table does not include the additional shares proposed to be authorized under the 2021 Equity Plan pursuant to the 2021 Equity Plan Share Increase Amendment.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OPTIMIZERX CORPORATION 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS BY 1,000,000 SHARES

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE 2021 EQUITY PLAN

TO ADOPT AN EVERGREEN PROVISION

As noted above, in addition to the increase in the number of shares available for issuance under the 2021 Equity Plan as contemplated by Proposal No. 3, we are seeking by way of this Proposal No. 4 for the approval of our shareholders of an amendment to the 2021 Equity Plan to adopt an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan. Pursuant to the evergreen provision, the number of shares available for issuance under the 2021 Equity Plan would automatically increase over a period of five years in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “2021 Equity Plan Evergreen Amendment”). Our Board has approved the 2021 Equity Plan Evergreen Amendment contemplated by this Proposal No. 4 and recommends its approval by our shareholders.

The OptimizeRx 2021 Equity Incentive Plan was initially approved by the Board in May 2021 and our shareholders in June 2021. The 2021 Equity Plan, as adopted, reserved an aggregate of 2,500,000 shares of Common Stock for issuance thereunder. Amendment No.1 to the 2021 Equity Plan was approved by our Board in April 2024 and our shareholders in June 2024 to increase the number of shares authorized for issuance thereunder by 1,950,000 shares of Common Stock. As of the record date for the Annual Meeting, we have issued or reserved for issuance a total of 4,450,000 shares of Common Stock under the 2021 Equity Plan. Our Board has approved, subject to shareholder approval, an amendment to the 2021 Equity Plan to adopt an evergreen provision by which the number of reserved shares of Common Stock available for issuance shall automatically increase on January 1, 2027 and on each subsequent January 1 through and including January 1, 2031, in an amount equal to 5% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year. The 2021 Equity Plan Evergreen Amendment is attached hereto as Appendix C.

Shareholders are also being asked to approve an amendment to the 2021 Equity Plan to increase the number of shares authorized for issuance thereunder by 1,000,000 shares (Proposal No. 3). We believe the additional 1,000,000 shares requested under Proposal No. 3 will be sufficient to cover issuances under the 2021 Equity Plan for approximately one year. Please note that each of Proposal No. 3 and Proposal No. 4 will be voted on separately, and the approval of either Proposal is not contingent upon the approval of the another.

The 2021 Equity Plan Evergreen Amendment

The 2021 Equity Plan Evergreen Amendment contemplated by Proposal No. 4 calls for the adoption of an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan over a period of five years. Pursuant to the evergreen provision, the number of shares available for issuance under the 2021 Equity Plan shall automatically increase on January 1, 2027 and on each subsequent January 1 through and including January 1, 2031, in an amount equal to 5% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, provided that our Board may decide, prior to the first day of any calendar year, to provide that there shall be no increase in the shares available for issuance under the 2021 Equity Plan for such calendar year or that the increase shall be a lesser number of shares than otherwise provided under the evergreen provision.

Our Board believes that the 2021 Equity Plan Evergreen Amendment contemplated by Proposal No. 4 is an effective and cost-efficient means to ensure that we maintain under the 2021 Equity Plan the flexibility with respect to stock-based compensation necessary to establish appropriate long-term incentives to achieve our objectives. Specifically, our Board believes that it is advisable to ensure annual increases in the share limit under the 2021 Equity Plan in order to attract and compensate employees, officers, directors, and others upon whose judgment, initiative, and effort we depend.

A summary of the 2021 Equity Plan Evergreen Amendment is set forth below. This summary is qualified in its entirety by the full text of the 2021 Equity Plan Evergreen Amendment, which is attached hereto as Appendix C.

Reasons for the Proposed Amendment

The Board recommends that shareholders vote “FOR” the adoption of the 2021 Equity Plan Evergreen Amendment. In making such recommendation, the Board considered a number of factors, including the following:

•        Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees, and shareholders to create long-term shareholder value. The 2021 Equity Plan Evergreen Amendment will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors, and consultants.

•        Our Board of Directors has determined that there are not sufficient shares of Common Stock available under the 2021 Equity Plan to support the Company’s intended compensation programs over the next year, including the phase-in of performance-based equity awards as discussed in “Executive Compensation — Say-on-Pay.”

•        We believe the current amount of shares remaining available for grant under the 2021 Equity Plan, together with the proposed 1,000,000 additional shares requested pursuant to Proposal No. 3, will only be sufficient to cover issuances under the 2021 Equity Plan for approximately one year. Future increases pursuant to the proposed evergreen provision will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the 2021 Equity Plan.

•        The Compensation Committee and the Board believe that the proposed annual increase in the number of shares of Common Stock available under the 2021 Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives on an annual basis, an essential component of our overall compensation program.

•        The automatic increase in the number of shares of Common Stock available under the 2021 Equity Plan each year will save the Company the time and expense which would otherwise be required to prepare and file a proxy statement and solicit shareholder votes in order to increase the share pool.

Shareholders are asked to approve the 2021 Equity Plan Evergreen Amendment to satisfy Nasdaq requirements relating to shareholder approval of equity compensation.

Dilution and Burn Rate

Please see “Dilution” and “Burn Rate” under Proposal No. 3 above for information regarding our annual stock award Burn Rate and Overhang.

Text of the Amendment

The proposed 2021 Equity Plan Evergreen Amendment is attached hereto as Appendix C. The proposed 2021 Equity Plan Evergreen Amendment sets the percentage by which the number of shares reserved for issuance under the 2021 Equity Plan shall automatically increase on January 1, 2027, and on each subsequent January 1 through and including January 1, 2031, at an amount equal to 5% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year.

As of April 10, 2026, we have 561,165 shares of Common Stock available for future issuance under the 2021 Equity Plan. We do not believe that the number of awards remaining available for grant under the 2021 Equity Plan, is sufficient to enable us to retain and recruit employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success. We estimate that with the 2021 Equity Plan Share Increase Amendment (assuming the approval of Proposal No. 3), we will have a sufficient number of shares of Common Stock to cover issuances under the 2021 Equity Plan for approximately one year and that the 2021 Equity Plan Evergreen Increase Amendment (Proposal No. 4) will allow us to have a sufficient number of shares of Common Stock available to cover issuances under the 2021 Equity Plan for additional years.

In the event that our shareholders do not approve this proposal, the 2021 Equity Plan Evergreen Amendment will not become effective and awards will continue to be made under the 2021 Equity Plan to the limited extent that there are available shares of our Common Stock to do so.

Summary of the 2021 Equity Plan

Please see “Summary of the 2021 Equity Plan” under Proposal No. 3 above for a summary of the 2021 Equity Plan.

New Plan Benefits

For a discussion of new plan benefits, please see “New Plan Benefits” under Proposal No. 3 above.

Material U.S. Federal Income Tax Treatment of Options and Awards

Please see “Federal Income Tax Information” under Proposal No. 3 above for a summary of the effect of U.S. federal income taxation on the participants in the 2021 Equity Plan and the Company.

Market Price of Shares

Please see “Market Price of Shares” under Proposal No. 3 above for current information regarding our stock price.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE 2021 Equity Plan Evergreen Amendment

PROPOSAL NO. 5

RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2025 was the firm of UHY LLP (“UHY”). The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. A representative of Grant Thornton is expected to attend the 2026 Annual Meeting of Shareholders and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions submitted by shareholders in advance of the Annual Meeting.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Grant Thornton to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the Annual Meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Change in Certifying Accountant

On March 24, 2026, the Audit Committee approved the dismissal of, and on March 25, 2026 subsequently dismissed, UHY as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of UHY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 25, 2026, there were (1) no “disagreements”, as such term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its reports, and (2) no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except as previously disclosed in the Company’s Annual Report on Form 10-K for the years ended December 31, 2025 and 2024, where the Company identified a material weakness in internal control over financial reporting related to controls ensuring data received from third-party service organizations were complete and accurate. The Company and the Audit Committee have discussed the material weakness with UHY and have authorized UHY to respond fully to inquiries of the successor independent registered public accounting firm concerning such material weakness. Such material weakness did not result in any restatement of the Company’s financial statements and did not give rise to any disagreement between the Company and UHY.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided UHY with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that UHY furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01(a). A copy of UHY’s letter, dated March 30, 2026, is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2026.

On March 26, 2026, the Company and the Audit Committee engaged Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, effective immediately.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 26, 2026, the date of the appointment of Grant Thornton, neither the Company nor any person on its behalf has consulted with Grant Thornton with respect to either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement”, as described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” as defined in Items 304(a)(1)(iv) of Regulation S-K.

The Board UNANIMOUSLY recommends a vote “FOR” the
ratification of the appointment of GRANT THORNTON AS the Company’s independent registered public accounting firm for FISCAL YEAR 2026

FEES PAID TO THE Independent Registered Public AccountING FIRM

Aggregate fees for professional services rendered by UHY to us as of and for the fiscal years ended December 31, 2025 and December 31, 2024 were:

Fiscal Year Ended December 31	Audit Fees(1)	Audit-Related Fees	Tax Fees	All Other Fees
2025	$530,010	$—	$—	$22,225
2024	$620,946	$—	$—	$21,200

____________

(1)            The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees.    Audit fees were for professional services rendered for the audits of annual financial statements and review of quarterly financial statements.

Audit-Related Fees.    UHY did not provide any audit-related services during the period.

Tax Fees.    UHY did not provide any tax services during the period.

All Other Fees.    All other fees are for services related to the filing of our Form S-3 registration statement, the analysis of strategic plans, and the review of proxy materials.

The Audit Committee has considered and determined that the services provided by UHY were compatible with UHY maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is the pre-approval of all audit and permitted non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee Charter also authorizes the Audit Committee to delegate to one or more of its members the authority to pre-approve all audit and permitted non-audit services. The Audit Committee and/or its delegate pre-approved all of the audit and audit-related services provided by our independent registered public accounting firm to us during the fiscal years ended December 31, 2025 and December 31, 2024.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with UHY, its independent registered public accounting firm for the fiscal year ended December 31, 2025, (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of UHY from the Company and management. UHY has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

The Audit Committee:

Patrick Spangler, Chair

Lynn O’Connor Vos

Catherine Klema

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS AT THE 2027 ANNUAL MEETING

The table below summarizes the requirements for shareholders who wish to present proposals or director nominations at our 2026 Annual Meeting of Shareholders. This table does not include all the requirements and shareholders are encouraged to consult Rule 14a-8 and Rule 14a-19 (the SEC’s universal proxy rule), each promulgated under the Exchange Act, and our bylaws, as appropriate, to see all applicable requirements.

	Proposals intended to be included in the Company’s 2027 Proxy Materials	Other proposals/nominees to be presented at the Company’s 2027 Annual Meeting*
Type of proposal:	Proposals (other than director nominations) intended to be included in our 2027 proxy materials pursuant to the SEC’s requirements set forth in Rule 14a-8 of the Exchange Act

Shareholders may present proposals and/or director nominations directly at the Company’s 2027 Annual Meeting (and not for inclusion in our 2027 proxy materials) by satisfying the disclosure, procedural, and other requirements set forth in our bylaws**

Timing:	No later than December 31, 2026

Provided that our 2027 Annual Meeting of Shareholders is not held more than 30 days before or more than 60 days after June 9, 2027, a written notice of the shareholder’s intent to present a proposal and/or director nominations at our 2027 Annual Meeting must be received by the Company’s Corporate Secretary not earlier than the close of business on February 9, 2027 and not later than the close of business on March 11, 2027. The foregoing deadline is also the applicable deadline for a shareholder who intends to solicit proxies in support of director nominees other than the Board’s nominees to comply with the notice requirements pursuant to Rule 14a-19 of the Exchange Act

Where to send:	OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453	OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453
What to include:	The information required by Rule 14a-8	The information required by our bylaws**

____________

*        SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

**      Our bylaws are available on our website located at www.optimizerx.com under “Investors — Governance.”

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any other matters that will be presented and voted upon at the 2026 Annual Meeting other than the proposals described in this proxy statement. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card, or their duly authorized substitutes, will be authorized to vote on such matters or otherwise act thereon in accordance with their best judgment to the extent authorized by Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING

In accordance with notices previously sent to many shareholders who hold their shares through a broker, bank or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report on Form 10-K may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name shareholder contacts us either by calling (248) 651-6568 or by writing to OptimizeRx Corporation, 260 Charles Street, Suite 302, Waltham, MA 02453 Attn: Corporate Secretary.

Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks, uncertainties, and other factors. Investors are urged to consider specifically the various risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

This proxy statement is dated April 30, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary. Except as required by law, we undertake no responsibility to update any forward-looking statements to consider events or circumstances that occur after the date of this proxy statement.

Appendix A

NON-GAAP FINANCIAL MEASURES

This proxy statement includes certain references to Adjusted EBITDA, which is a financial measure not derived in accordance with generally accepted accounting principles (GAAP). This non-GAAP financial measure is a measure of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Additionally, this non-GAAP measure may not be comparable to similarly titled measures reported by other companies. However, management believes that presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company’s historical operating results and trends in its underlying operating results and provides transparency on how the Company evaluates its business. Management uses this non-GAAP financial measure in making financial, operating and planning decisions and in evaluating the Company’s performance. Management believes that financial information excluding certain items that are not considered to reflect the Company’s ongoing operating results, such as the measure listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand the Company’s operating results excluding these items. Non-GAAP financial measures may reflect adjustments for items such as asset impairment charges, amortization, stock-based compensation, acquisition expenses, severance, deferred income taxes, as well as other items that management believes are not related to the Company’s ongoing performance.

For the Twelve Months Ended December 31, 2025
($ in thousands)

Net income	5,132
Depreciation and amortization	4,327
Stock-based compensation	6,962
Impairment charges	368
Severance charges	275
Shareholder activist related fees	451
CEO search fees	225
Other income	(198)
Interest expense (income), net	4,941
Income tax expense (benefit)	1,818
Adjusted EBITDA (as reported)	24,301

A-1

Appendix B

AMENDMENT TO
THE OPTIMIZERX CORPORATION
2021 EQUITY INCENTIVE PLAN

Dated: [            ], 2026

WHEREAS, the Board of Directors (the “Board”) of OptimizeRx Corporation (the “Company”) established the OptimizeRx Corporation 2021 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) available for grants of Awards thereunder by 1,000,000 shares to 5,450,000 shares, as of the date on which shareholders of the Company approve this amendment; and

WHEREAS, Section 12(c) of the Plan authorizes the Board to amend the Plan, subject to shareholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

Subject to approval of the Company’s shareholders, Section 3(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

“(a) Plan Maximums. Subject to adjustment as described in Section 3(e) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be 5,450,000 shares of Common Stock. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on and after the Effective Date shall not exceed 5,450,000. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

OPTIMIZERX CORPORATION

Stephen Silvestro Chief Executive Officer & Director

B-1

Appendix C

AMENDMENT TO
THE OPTIMIZERX CORPORATION
2021 EQUITY INCENTIVE PLAN

Dated: [            ], 2026

WHEREAS, the Board of Directors (the “Board”) of OptimizeRx Corporation (the “Company”) established the OptimizeRx Corporation 2021 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to add an evergreen provision by which the number of reserved shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) available for issuance, increases each year by 5% of the issued and outstanding shares of Common Stock at December 31 of the immediately preceding calendar year, as of the date on which shareholders of the Company approve this amendment; and

WHEREAS, Section 12(c) of the Plan authorizes the Board to amend the Plan, subject to shareholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

Subject to approval of the Company’s shareholders, the language set forth below shall be added to the end of Section 3(a) of the Plan:

“The number of maximum aggregate number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1, 2027 and on each subsequent January 1 through and including January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, none of the shares of Common Stock available for issuance pursuant to this evergreen provision shall be issued in respect of Incentive Stock Options.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

OPTIMIZERX CORPORATION

Stephen Silvestro
Chief Executive Officer & Director

C-1

OPTIMIZERX CORPORATION 260 CHARLES STREET, SUITE 302 WALTHAM, MA 02453 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OPRX2026 You may attend the Annual Meeting via live webcast and vote when prompted during the meeting. Have the information that is printed on this proxy card in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V96423-P50475 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Nominees: 1. Election of each of the seven director nominees listed below: OPTIMIZERX CORPORATION The OptimizeRx Board of Directors recommends you vote “FOR ALL” of the Board’s nominees listed below in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. 01) Lynn O’Connor Vos 02) Catherine Klema 03) James Lang 04) Patrick Spangler 05) Mariyamma Varghese Presti 06) Gregory D. Wasson 07) Stephen Silvestro For Against Abstain 2. Advisory (non-binding) approval of the compensation of our named executive officers. 3. Approval of an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Equity Plan”) to increase the aggregate number of shares of Common Stock available for awards by 1,000,000 shares to 5,450,000 shares. 4. Approval of an amendment to the 2021 Equity Plan to adopt an evergreen provision providing for an automatic annual increase in the shares of Common Stock available for issuance under the 2021 Equity Plan. 5. Ratification of Grant Thornton LLP as OptimizeRx’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. OPTIMIZERX CORPORATION 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2026, AT 10:00 AM EDT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) of OptimizeRx Corporation, a Nevada corporation (“OptimizeRx”), hereby appoint(s) Marion Odence-Ford and Edward Stelmakh, or either of them, acting individually or in the absence of others, each with the full power to appoint his/her substitute, as the true and lawful attorneys, agents, and proxies of the undersigned, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock, par value $0.001 per share (the “Common Stock”), of OptimizeRx that the stockholder(s) is/are entitled to vote, and with all powers that the undersigned would have if present at OptimizeRx’s 2026 Annual Meeting of Stockholders to be held virtually at 10:00 AM, Eastern Daylight Time, on June 9, 2026, and any adjournment or postponement thereof and any meeting which may be called in lieu thereof. The undersigned hereby revokes any other proxy or proxies previously given to vote or act with respect to the Common Stock held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys, agents, and proxies, their substitutes, or any of them may lawfully take by virtue hereof. THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4 AND 5, AND, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE DISCRETION OF THE PROXIES NAMED HEREIN OR THEIR SUBSTITUTES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND ANY MEETING WHICH MAY BE CALLED IN LIEU THEREOF. IMPORTANT PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY. (Continued and to be signed and dated on reverse side)